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                                                                    EXHIBIT 4.14













                           GREAT NORTHERN PAPER, INC.

             SAVINGS AND CAPITAL GROWTH PLAN FOR SALARIED EMPLOYEES

                (AMENDED AND RESTATED, EFFECTIVE JANUARY 1, 1997)













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                                TABLE OF CONTENTS
                                -----------------

                                                                         PAGE
                                                                         ----

ARTICLE I  -  DEFINITIONS................................................ 1
     1.1      Account.................................................... 1
     1.2      ACP Test................................................... 1
     1.3      ADP Test................................................... 3
     1.4      Affiliate.................................................. 5
     1.5      After-Tax Contributions.................................... 5
     1.6      After-Tax Employee Account................................. 5
     1.7      After-Tax Matched Account.................................. 5
     1.8      After-Tax Unmatched Account................................ 5
     1.9      Before-Tax Contributions................................... 5
     1.10     Before-Tax Matched Account................................. 5
     1.11     Before-Tax Unmatched Account............................... 6
     1.12     Beneficiary................................................ 6
     1.13     Board...................................................... 6
     1.14     Break in Service........................................... 6
     1.15     Code....................................................... 6
     1.16     Compensation............................................... 6
     1.17     Current or Accumulated Profits............................. 7
     1.18     Elective Contributions..................................... 7
     1.19     Elective Deferrals......................................... 7
     1.20     Eligible Employee.......................................... 8
     1.21     Employee................................................... 8
     1.22     Employee Contributions..................................... 8
     1.23     ERISA...................................................... 8
     1.24     Employer................................................... 8
     1.25     Excess Aggregate Contributions............................. 8
     1.26     Excess Contributions....................................... 9
     1.27     FlexPlan Contribution...................................... 9
     1.28     Full-Time Employee......................................... 9
     1.29     Gainsharing Contribution.................................. 10
     1.30     GNP....................................................... 10
     1.31     GNP Basic Contributions................................... 10
     1.32     GNP Basic Contribution Account............................ 10
     1.33     GNP Matching Account...................................... 10
     1.34     GNP Matching Contributions................................ 10
     1.35     Highly Compensated Eligible Employee...................... 10
     1.36     Hour of Service........................................... 11
     1.37     Investment Fund........................................... 11
     1.38     Leave of Absence.......................................... 11
     1.39     Lower Paid Eligible Employee.............................. 11
     1.40     Matching Contributions.................................... 11


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     1.41     Military Leave of Absence................................. 11
     1.42     Nonelective Contributions................................. 12
     1.43     Part-Time Employee........................................ 12
     1.44     Participant............................................... 12
     1.45     Plan...................................................... 12
     1.46     Plan Administrator........................................ 12
     1.47     Plan Sponsor.............................................. 12
     1.48     Plan Year................................................. 12
     1.49     Qualified Matching Contributions.......................... 12
     1.50     Qualified Nonelective Contributions....................... 12
     1.51     Service................................................... 13
     1.52     Severance Date............................................ 13
     1.53     Trust Agreement........................................... 13
     1.54     Trust Fund................................................ 13
     1.55     Trustee................................................... 13
     1.56     USERRA.................................................... 14
     1.57     Valuation Date............................................ 14
     1.58     Vested Value.............................................. 14

ARTICLE II - PARTICIPATION REQUIREMENTS................................. 14
     2.1      GNP Basic Contributions (Capital Growth).................. 14
     2.2      Before-Tax and After-Tax Contributions.................... 14
     2.3      Participation Following Reemployment...................... 15
     2.4      Calculation of Service.................................... 15
     2.5      Not a Contract of Employment.............................. 21

ARTICLE III - CONTRIBUTIONS............................................. 21
     3.1      GNP Basic Contributions................................... 21
     3.2      Before-Tax Contributions.................................. 23
     3.3      GNP Matching Contributions................................ 25
     3.4      After-Tax Contributions................................... 26
     3.5      Election Rules............................................ 28
     3.6      Section 415 Limitations................................... 29
     3.7      Combined Plans Limitation................................. 31
     3.8      Excess Contributions and Aggregate Contributions.......... 32
     3.9      Contributions Upon Return From Military Leave............. 33

ARTICLE IV - INVESTMENT AND ALLOCATION OF INVESTMENT
             GAINS AND LOSSES........................................... 33
     4.1      Investment Funds.......................................... 33
     4.2      Elections................................................. 34
     4.3      Allocation of Investment Gains and Losses................. 35


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ARTICLE V - DISTRIBUTIONS, WITHDRAWALS AND LOANS........................ 35
     5.1      Distribution Events....................................... 35
     5.2      Withdrawals............................................... 37
     5.3      Loans..................................................... 39
     5.4      Form and Timing of Distributions.......................... 41

ARTICLE VI - FIDUCIARIES................................................ 46

ARTICLE VII - PLAN ADMINISTRATION....................................... 46
     7.1      Administration by Fiduciaries............................. 46
     7.2      Responsibilities of the Plan Sponsor...................... 47
     7.3      Responsibilities of the Trustee........................... 48
     7.4      Responsibilities of the Plan Administrator................ 48
     7.5      Delegation of Duties...................................... 49
     7.6      Committee Action.......................................... 49
     7.7      Individual Indemnification................................ 49
     7.8      Expenses.................................................. 50

ARTICLE VIII - TRUST FUND AND TRUSTEE................................... 50

ARTICLE IX - AMENDMENT AND TERMINATION.................................. 50
     9.1      Amendment................................................. 50
     9.2      Merger, Consolidation or Transfer of Assets............... 50
     9.3      Termination............................................... 51
     9.4      Withdrawal of an Employee................................. 51
     9.5      Procedure................................................. 51

ARTICLE X - MISCELLANEOUS............................................... 51
     10.1     Construction.............................................. 51
     10.2     Spendthrift Clause........................................ 52
     10.3     Legally Incompetent....................................... 52
     10.4     Benefits Supported Only By Trust Fund..................... 52
     10.5     Discrimination............................................ 52
     10.6     Claims.................................................... 52
     10.7     No Reversion.............................................. 52
     10.8     Agent for Service of Process.............................. 53
     10.9     Rollover Contributions.................................... 53
     10.10    Shareholder Rights for Bowater Incorporated
              Common Stock.............................................. 54
     10.11    Qualified Domestic Relations Order........................ 56
     10.12    Plan to Plan Transfers.................................... 56


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ARTICLE XI - TRANSFER OF ASSETS FROM AND ASSUMPTION OF
             CERTAIN LIABILITIES OF THE GEORGIA-PACIFIC
             CORPORATION SAVINGS AND CAPITAL GROWTH PLAN............... 57
     11.1     Asset Transfer........................................... 57
     11.2     Vesting.................................................. 57
     11.3     Eligibility to Participate............................... 57

ARTICLE XII - TOP HEAVY PROVISIONS..................................... 57
     12.1     Overriding Provision..................................... 57
     12.2     Definitions.............................................. 58
     12.3     Minimum Contribution..................................... 60

ARTICLE XIII - CHANGE IN CONTROL PROVISIONS............................ 60
     13.1     General.................................................. 60
     13.2     Special Vesting.......................................... 60
     13.3     Definitions.............................................. 60
     13.4     No Amendment............................................. 62



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                           GREAT NORTHERN PAPER, INC.
                         SAVINGS AND CAPITAL GROWTH PLAN
                (AMENDED AND RESTATED, EFFECTIVE JANUARY 1, 1997)


         GREAT NORTHERN PAPER, INC., a corporation organized and existing under the laws of the State of Delaware, on its behalf and on behalf of each other Employer, amends and restates the Great Northern Paper, Inc. Savings and Capital Growth Plan (originally effective January 1, 1992) in the form of this restated Plan, effective as of January 1, 1997 (the "Effective Date"). This plan is amended and restated for the benefit of Eligible Employees who worked for, or who continued to work for, an Employer after January 1, 1997. The rights to benefits of Eligible Employees who terminated employment with the Employer before January 1, 1997 shall be determined in accordance with the Plan document then in effect.


                                    ARTICLE I
                                   DEFINITIONS

         The following words and phrases as used herein shall, for the purposes of the Plan and any subsequent amendment thereof, have the following meanings, unless a different meaning is plainly required by the context. Wherever applicable, the masculine pronoun shall include the feminine pronoun, and the singular shall include the plural:

         1.1 ACCOUNT. Account means the Account established by the Plan Administrator to show as of any Valuation Date the contributions made by, or on behalf of, a Participant, plus the investment gains and less the investment losses on such contributions. An Account shall cease to exist when exhausted through distributions or forfeitures made in accordance with this Plan.

         1.2      ACP TEST.
                  --------

         (a) ACP Test means the Actual Contribution Percentage ("ACP") test, which the Plan Administrator shall perform as of the last day of each Plan Year to determine the extent to which the GNP Matching Contributions and After-Tax Contributions for such Plan Year can be made, and such test shall be satisfied only if the Actual Contribution Percentage (as defined in subsection (b)) for all Highly Compensated Eligible Employees for the Plan Year does not exceed the greater of:

                  (1) 125% of the Actual Contribution Percentage for all Lower Paid Eligible Employees for the preceding Plan Year, or

                  (2) The lesser of (i) two times the Actual Contribution Percentage for all Lower Paid Eligible Employees for the preceding Plan Year or (ii) the Actual Contribution Percentage for all Lower Paid Eligible Employees for the preceding Plan Year plus two percentage points.



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                  The ACP for Lower Paid Eligible Employees shall be determined on the basis of the preceding Plan Year, unless the Employer elects to make such determinations on the basis of the current Plan Year. Any such election shall be irrevocable with respect to all Plan Years, except as otherwise permitted by the Secretary of the Treasury by issued determination, ruling or regulation.

         (b) The term "Actual Contribution Percentage" means as to all Highly Compensated Eligible Employees and all Lower Paid Eligible Employees for the applicable Plan Year, the average of the ratios ("Actual Contribution Ratios"), calculated separately for each Eligible Employee in each such group, of
                  (1) the sum of the GNP Matching Contributions, After-Tax Contributions and Employer contributions to permit investments in Company Stock under Section 4.1(a) made on his behalf to
                  (2) his "compensation" (as defined in Section 414(s) of the Code, as determined by the Plan Administrator) for such Plan Year.

         (c) For purposes of applying the ACP Test, all Employee and Matching Contributions that are made under two or more plans that are aggregated for purposes of Code Section 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii)) are to be treated as made under a single plan. If two or more plans are permissively aggregated for purposes of Code Section 401(m), the aggregated plans must also satisfy Code Sections 401(a)(4) and 410(b) as though they were a single plan.

         (d) For purposes of the ACP Test, the Employer may, to the extent permitted under Code Section 401(m)(3), elect to treat Elective Contributions and Qualified Nonelective Contributions for a given Plan Year as GNP Matching Contributions, provided that such Elective Contributions are not disregarded for purposes of the ACP Test to the extent required by Code
                  Section 401(m)(3).

         (e) In any Plan Year in which the "two times, but not more than two percentage points" alternative (described in paragraph
                  (a)(2) of Sections 1.2 and 1.3) must be utilized to pass both the ACP Test and the ADP Test, the sum of the ACP and the ADP for Highly Compensated Eligible Employees shall not exceed the greatest of:

                  (1)      (A)      1.25 times the greater of the ACP or ADP for
                                    Lower Paid Eligible Employees plus

                           (B) Two percent plus (but not more than two times) the lesser of the ACP or ADP for Lower Paid Eligible Employees;

                  (2)      (A)      1.25 times the lesser of the ACP or ADP for
                                    Lower Paid Eligible Employees plus


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                           (B)      Two percent plus the greater of (but not
                                    more than two times the lesser of) the ACP or ADP for Lower Paid Eligible Employees; or

                  (3) The maximum permitted by the Multiple Use Test set forth in Treasury Regulation Section 1.401(m)-2(b) (as amended).

         (f) If the Multiple Use Test Limit is exceeded, the Employer will reduce the ADP of the Highly Compensated Eligible Employees in the manner described in Treasury Regulation Section 1.401(k)-1(f)(2), as provided in Treasury Regulation Section 1.401(m)-2(c)(3).

         1.3      ADP TEST.
                  --------

         (a) ADP Test means the Actual Deferral Percentage ("ADP") test, which the Plan Administrator shall perform as of the last day of each Plan Year to determine the extent to which the Before-Tax Contributions each Highly Compensated Eligible Employee elects for the Plan Year can be made, and such test shall be satisfied only if the Actual Deferral Percentage (as defined in subsection (b)) for all Highly Compensated Eligible Employees for the Plan Year does not exceed the greater of:

                  (1) 125% of the ADP for all Lower Paid Eligible Employees for the preceding Plan Year, or

                  (2) The lesser of (i) two times the ADP for all Lower Paid Eligible Employees for the preceding Plan Year or (ii) the ADP for all Lower Paid Eligible Employees for the preceding Plan Year plus two percentage points.

                  The ADP for Lower Paid Eligible Employees shall be determined on the basis of the preceding Plan Year, unless the Employer elects to make such determinations on the basis of the current Plan Year. Any such election shall be irrevocable with respect to all Plan Years, except as otherwise permitted by the Secretary of the Treasury by issued determination, ruling or regulation.

         (b) The term "Actual Deferral Percentage" means as to all Highly Compensated Eligible Employees and all Lower Paid Eligible Employees for the applicable Plan Year, the average of the ratios ("Actual Deferral Ratios"), calculated separately for each Eligible Employee in each such group, of (1) the amount of his Before Tax Contributions to be credited for such Plan year to his Before-Tax Employee Account to (2) his "compensation" (as defined in Section 414(s) of the Code, as determined by the Plan Administrator) for such Plan Year.

         (c) The Employer may elect to take into account in computing the ADP for all Employees Qualified Matching Contributions and Qualified Nonelective



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                  Contributions, if the requirements of section 1.401(k)-l(b)(5)
                  of the Treasury Regulations under the Code are satisfied.

         (d) If Elective Deferrals are taken into account for purposes of the ACP Test of subsection (a) of Section 1.2 for any Plan Year, such contributions shall not be taken into account under subparagraph (a) of this definition of ADP for such year.

         (e) For purposes of applying the provisions of this subsection, all Elective Contributions that are made under two or more plans that are aggregated for purposes of Code Section 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii)) are to be treated as made under a single plan. If two or more plans are permissively aggregated for purposes of Code Section 401(k), the aggregated plans must also satisfy Code Sections 401(a)(4) and 410(b) as though they were a single plan.

         (f) Excess Contributions must be corrected within two and one-half (2-1/2) months after the close of the Plan Year for which they were made.

         (g) In any Plan Year in which the "two times, but not more than two percentage points" alternative (described in paragraph (b) of Sections 1.2 and 1.3) must be utilized to pass both the ACP Test and the ADP Test the sum of the ACP and the ADP for Highly Compensated Eligible Employees shall not exceed the greatest of:

                  (1)      (A)      1.25 times the greater of the ACP or ADP for
                                    Lower Paid Eligible Employees plus

                           (B) Two percent plus (but not more than two times) the lesser of the ACP or ADP for Lower Paid Eligible Employees;

                  (2)      (A)      1.25 times the lesser of the ACP or ADP for
                                    Lower Paid Eligible Employees plus

                           (B) Two percent plus the greater of (but not more than two times the lesser of) the ACP or ADP for Lower Paid Eligible Employees; or

                  (3) The maximum permitted by the Multiple Use Test set forth in Final Treasury Regulation Section 1.401(m)-2(b) (as amended).

         (h) If the Multiple Use Test Limit is exceeded, the Employer will reduce the ADP of the Highly Compensated Eligible Employees in the manner described in Treasury Regulation Section 1.401(k)-l(f)(2), as provided in Treasury Regulation Section 1.401(m)-2(c)(3).

         1.4      AFFILIATE.  Affiliate means:
                  ---------

         (a) Any parent, subsidiary or brother-sister corporation that is a member of a controlled group of corporations (as defined in Code Section 1563(a), disregarding Sections 1563(a)(4) and 1563(e)(3)) of which the Plan Sponsor is a member;

         (b) Any trade or business, whether or not incorporated, which is considered to be under common control with the Plan Sponsor under regulations prescribed by the Secretary of the Treasury pursuant to Code Section 414(c); and

         (c) Any person or organization that is a member of an affiliated service group (as defined in Code Section 414(m)) with the Plan Sponsor; provided, solely for purposes of Section 3.6, the phrase "more than fifty percent (50%)" shall be substituted for "at least eighty percent (80%)" each place that "at least eighty percent (80%)" appears in Code Section 1563(a)(1).

         1.5 AFTER-TAX CONTRIBUTIONS. After-Tax Contribution means that part of a Participant's Compensation that a Participant (other than a Participant described in Section 1.44(b)) may elect to contribute to the Plan under Section 3.4 and which is includable in the Participant's gross income.

         1.6 AFTER-TAX EMPLOYEE ACCOUNT. After-Tax Employee Account means the sub-Account to which After-Tax Contributions with respect to a Participant under Section 3.4 are credited.

         1.7 AFTER-TAX MATCHED ACCOUNT. After-Tax Matched Account means the sub-Account to which After-Tax Contributions eligible for GNP Matching Contributions under Section 3.4(a) are credited on behalf of a Participant.

         1.8 AFTER-TAX UNMATCHED ACCOUNT. After-Tax Unmatched Account means the sub-Account to which After-Tax Contributions ineligible for GNP Matching Contributions under Section 3.04(a) are credited on behalf of a Participant.

         1.9 BEFORE-TAX CONTRIBUTIONS. Before-Tax Contributions mean that part of a Participant's Compensation that the Plan Administrator contributes to this Plan on his behalf under Section 3.2 and which his Employer is not required to report as his taxable income to the Internal Revenue Service on its Form W-2, or on any successor or substitute form, solely by reason of the application of Code Section 401(k).

         1.10 BEFORE-TAX MATCHED ACCOUNT. Before-Tax Matched Account means the sub-Account to which contributions with respect to a Participant under
Section 3.2(a) are credited.




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         1.11     BEFORE-TAX UNMATCHED ACCOUNT. Before-Tax Unmatched Account
means the sub-Account to which contributions with respect to a Participant under Sections 3.2(b) and (c) are credited.

         1.12 BENEFICIARY. The person, estate or trust last designated by a Participant, by written notice filed with the Plan Administrator, to receive any benefits payable in the event of his death. In the absence of an effective designation, or if no Beneficiary so designated survives the Participant, the Beneficiary shall be the first of the following classes of successive preference beneficiaries then surviving (in equal shares, where more than one): the Participant's (a) surviving spouse; (b) children; (c) parents; (d) siblings; and
(e) executor or administrator.

         Notwithstanding the above, if a Participant is married on the date of his death, his Beneficiary shall be his surviving spouse unless:

         (a) The Participant has designated a Beneficiary other than his spouse, and

         (b) the Participant's spouse has consented in writing to such other Beneficiary designation and the spouse's consent acknowledges the effect of such election and is witnessed by a Plan representative or a notary public, or it is established to the satisfaction of the Plan Administrator that such consent cannot be obtained because there is no spouse or because the spouse cannot be located.

         1.13     BOARD.  Board means the Board of Directors of the Plan
Sponsor.

         1.14 BREAK IN SERVICE. Break in Service means a period of absence from employment as described in Article II.

         1.15 CODE. Code means the Internal Revenue Code of 1986, as amended, or any successor statute (in the event an amendment to the Code renumbers a section of the Code referred to in this Plan, any such reference to such section automatically shall become a reference to such section as renumbered) and the rulings and regulations promulgated thereunder.

         1.16 COMPENSATION. Compensation means the sum of (i) basic cash compensation and overtime paid by the Employer to the Employee (excluding any bonus or gainsharing contributions) determined without regard to any salary reduction contributions made on the Employee's behalf under any plan maintained by the Employer pursuant to Code Sections 125 or 401(k), and (ii) any periodic severance pay that the Employee is entitled to receive following his or her termination from active employment.

         Notwithstanding the foregoing, Compensation taken into account shall not exceed $150,000, as adjusted by the Commissioner of Internal Revenue for increases in the cost of living in accordance with Code Section 401(a)(17)(B).



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



         1.17 CURRENT OR ACCUMULATED PROFITS. The Employer's net profits determined in accordance with generally accepted accounting principles before provision for income taxes and extraordinary items. No Employer Contribution shall be made in any Plan Year where there are not sufficient current or accumulated net profits. If the current or accumulated net profits of any Employer are not sufficient to permit the required Employer Contributions, then the amount of the Employer Contribution which such Employer is not permitted to make may be contributed by the Plan Sponsor or any other Employer to the extent of the current or accumulated net profits of the Plan Sponsor or such Employer that remain after the Plan Sponsor's contributions to other plans to which it is obligated or permitted to contribute, or after contribution of the Employer Contributions required on behalf of Participants employed by such other Employer. No reimbursement shall be required as a result of such contribution.

         1.18 ELECTIVE CONTRIBUTIONS. Elective Contributions are Employer Contributions made to a plan that were subject to a cash or deferred election under a cash or deferred arrangement (whether or not a qualified cash or deferred arrangement). No amount that has become currently available to an Employee or that is designated or treated, at the time of deferral or contribution, as an after-tax Employee Contribution may be treated as an Elective Contribution.

         1.19 ELECTIVE DEFERRALS. Elective Deferral means, with respect to any taxable year, the sum of:

         (a) Any Employer contribution under a qualified cash or deferred arrangement (as defined in Code Section 401(k)) to the extent not includable in a Participant's gross income for the taxable year under Code Section 402(e)(3) (determined without regard to the limits in Code Section 402(g)), and

         (b) Any Employer contribution to the extent not includable in gross income for the taxable year under Code Section 402(h)(1)(B) (determined without regard to the limits in Code
                  Section 402(g)), and

         (c) Any Employer contribution to purchase an annuity contract under section 403(b) under a salary reduction agreement (within the meaning of Code Section 3121(a)(5)(D)); unless such contribution is made pursuant to a one-time irrevocable election made by the Employee at the time of initial eligibility to participate in the agreement or is made pursuant to a similar arrangement involving a one-time irrevocable election specified in the Treasury Regulations under the Code, and

         (d) Any Employee Contribution designated as deductible under a trust described in Code Section 501(c)(18) to the extent deductible from the individual's income for the taxable year on account of Code Section 501(c)(18) (determined without regard to the limits in Code Section 402(g)).




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



         1.20 ELIGIBLE EMPLOYEE. Eligible Employee means for each Plan Year each Employee of an Employer who is employed in connection with the Employer's business operations in Maine on a regular salaried basis, other than an Employee who is treated as such solely by reason of the "leased employee" rules set forth in Code Section 414(n).

         1.21 EMPLOYEE. Employee means for each Plan Year each person who is an employee under common law of the Employer or an Affiliate and each person who is treated as an employee of the Employer or an Affiliate by reason of the "leased employee" rules set forth in Code Section 414(n).

         1.22 EMPLOYEE CONTRIBUTIONS. Employee Contribution means any mandatory or voluntary contribution to the Plan that is treated at the time of contribution as an after-tax Employee Contribution and is allocated to a separate account to which attributable earnings and losses are allocated.

         1.23 ERISA. ERISA means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute (in the event an amendment to ERISA renumbers a section of ERISA referred to in this Plan, any such reference to such section automatically shall become a reference to such section as renumbered), and the rulings and regulations promulgated thereunder.

         1.24 EMPLOYER. Employer means GNP, the Forest Products Division of the Plan Sponsor, and each Affiliate which the Plan Sponsor designates in writing as such from time to time and which adopts the Plan.

         1.25 EXCESS AGGREGATE CONTRIBUTIONS. Excess Aggregate Contribution means, with respect to any Plan Year, the excess of:

         (a) The aggregate amount of the Matching Contributions and Employee Contributions (and including any Qualified Nonelective Contribution or Elective Deferral taken into account in computing the ACP, but excluding Qualified Matching Contributions treated as Elective Contributions under subsection (c) of section 1.3) actually made on behalf of Highly Compensated Eligible Employees for such Plan Year, over

         (b) The maximum amount of such contributions permitted under the limitations of Section 1.2, determined by reducing contributions made on behalf of Highly Compensated Eligible Employees in order of their Actual Contribution Ratios (described in Section 1.2) beginning with the highest of such percentages, as described below.

         The amount of Excess Aggregate Contributions for a Highly Compensated Eligible Employee under a plan subject to the requirements of section 401(m) will be determined in the following manner. First, the Actual Contribution Ratio
(ACR) of the Highly Compensated Eligible Employee with the highest ACR is reduced to the extent necessary to satisfy the ACP Test or cause



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



such ratio to equal the ACR of the Highly Compensated Eligible Employee with the next highest ratio. Second, this process is repeated until the ACP Test is satisfied. The amount of Excess Aggregate Contributions for a Highly Compensated Eligible Employee is then equal to the total of Employee, Matching and other Contributions taken into account for the ACP Test minus the product of the Employee's Contribution ratio as determined above and the Employee's Compensation.

         1.26 EXCESS CONTRIBUTIONS. Excess Contribution means, with respect to any Plan Year, the excess of:

         (a) The aggregate amount of Elective Contributions (including Qualified Nonelective Contributions and Qualified Matching Contributions that are treated as Elective Contributions) actually paid over to the trust on behalf of Highly Compensated Eligible Employees for such Plan Year, over

         (b) The maximum amount of such contributions permitted under the limitations of Section 1.3, determined by reducing contributions made on behalf of Highly Compensated Eligible Employees in order of the Actual Deferral Ratios (described in Section 1.3) beginning with the highest of such percentages, as described below.

         The amount of Excess Contributions for a Highly Compensated Eligible Employee will be determined in the following manner. First, the ADR of the Highly Compensated Eligible Employee with the highest ADR is reduced to the extent necessary to satisfy the ADP Test or cause such ratio to equal the ADR of the Highly Compensated Eligible Employee with the next highest ratio. Second, this process is repeated until the ADP Test is satisfied. The amount of Excess Contributions for a Highly Compensated Eligible Employee is then equal to the total of elective and other contributions taken into account for the ADP Test minus the product of the employee's reduced deferral ratio as determined above and the employee's Compensation.

         1.27 FLEXPLAN CONTRIBUTION. A contribution consisting of an amount contributed on behalf of an Eligible Employee under an Employer-sponsored plan meeting the requirements of Code Section 125 that the Eligible Employee elects to contribute to the Plan in accordance with Section 3.2(c).

         1.28 FULL-TIME EMPLOYEE. Full-Time Employee means an Employee who is designated as being employed on a full-time basis on an Employer's payroll records and works either in the State of Maine or for the business operation located in the State of Maine. Notwithstanding the foregoing, the term "Employee" shall not include: (a) any individual designated by the Employer on its records as an independent contractor, consultant or an individual performing services for the Employer (even if a court, the Internal Revenue Service or other entity determines that such individual is a common law employee); (b) any leased employee (as defined under Code Section 414(n)); (c) any seasonal or temporary employees; and (d) any employee of the Employer whose terms and conditions of employment are governed by a collective bargaining agreement with respect to which benefits of the type provided to employees under the Plan were the subject of good faith bargaining, unless such agreement provides for participation in the Plan.

         1.29 GAINSHARING CONTRIBUTION. A contribution consisting of an amount that would otherwise be paid to an Eligible Employee under an Employer-sponsored gainsharing plan or program that an Eligible Employee elects to contribute to the Plan in accordance with Section 3.2(b).

         1.30 GNP. GNP means Great Northern Paper, Inc., a Delaware corporation, and any successor to such corporation.

         1.31 GNP BASIC CONTRIBUTIONS. GNP Basic Contributions means the contributions made by GNP in accordance with Section 3.1.

         1.32 GNP BASIC CONTRIBUTION ACCOUNT. GNP Basic Contribution Account means the sub-Account to which GNP Basic Contributions with respect to a Participant are credited.

         1.33 GNP MATCHING ACCOUNT. GNP Matching Account means the sub-Account to which GNP Matching Contributions with respect to a Participant are credited.

         1.34 GNP MATCHING CONTRIBUTIONS. GNP Matching Contributions means the contributions made by GNP in accordance with Section 3.3.

         1.35 HIGHLY COMPENSATED ELIGIBLE EMPLOYEE. Highly Compensated Eligible Employee means an Eligible Employee who performed services during the determination year for the Employer and who:

         (a)      Is a five percent owner (as defined in Code Section 416(i)(1)
                  (A)(iii)) at any time during the determination year or the look-back year; or

         (b) Received compensation in excess of $80,000 (indexed in accordance with Code Section 415(d)) for the look-back year, and if the Employer so elects, was a member of the top-paid group during the look-back year.

For purposes of this definition: (i) the "determination year" is the Plan Year for which the identification of Highly Compensated Eligible Employees is being made; (ii) the "look-back year" is the preceding Plan Year; (iii) the "top-paid group" means the top 20% of Employees ranked on the basis of compensation received during the year; and (iv) "compensation" is compensation within the meaning of Section 3.6.

         Notwithstanding the foregoing, the determination of which Eligible Employees are Highly Compensated Eligible Employees shall at all times be subject to the rules of Code Section 414(q). A former Employee shall be treated as a Highly Compensated Eligible Employee if he was a Highly

Compensated Eligible Employee upon separation or was a Highly Compensated Eligible Employee at any time after attaining age 55.

         1.36 HOUR OF SERVICE. Hour of Service means each hour for which an Eligible Employee is entitled to credit under the Plan for services performed for an Employer or one or more Affiliates, as described in Section 2.4

         1.37     INVESTMENT FUND. Investment Fund means the funds set forth in
Section 4.1, and shall mean such funds as established within the Trust Fund from time to time at the direction of the Plan Sponsor in accordance with Section 4.1 for the investment of the assets held under the Trust Fund.

         1.38 LEAVE OF ABSENCE. Leave of Absence means an absence authorized by the Employer under its standard personnel practices as applied in a uniform and non-discriminatory manner to all persons similarly situated, provided the Employee resumes employment with the Employer within the period specified in the authorization of the leave of absence.

         1.39 LOWER PAID ELIGIBLE EMPLOYEE. Lower Paid Eligible Employee means for each Plan Year each Eligible Employee (other than a Highly Compensated Eligible Employee) who has satisfied the employment requirement for participation set forth in Sections 2.1 and 2.2 for such Plan Year.

         1.40     MATCHING CONTRIBUTIONS.  Matching Contribution means:
                  ----------------------

         (a) Any Employer contribution (including a contribution made at the Employer's discretion) made to the Plan on behalf of an Employee on account of the Employee Contributions made by such Employee,

         (b) Any Employer contribution (including a contribution made at the Employer's discretion) made to the Plan on behalf of an Employee on account of the Employee's Elective Contribution, and

         (c) Any forfeiture allocated on the basis of Employee Contributions, Matching Contributions or Elective Contributions.

         1.41 MILITARY LEAVE OF ABSENCE. Military Leave of Absence means an absence from regular employment to perform any uniformed service, duty or training within the meaning of USERRA. Such Military Leave of Absence shall continue from the Participant's date of entry into the uniformed service until the earliest of the following:

         (a) the expiration of the period following the date of his discharge from uniformed service during which he is required to apply for reemployment with the Employer under USERRA;

         (b)      the date of his return to employment to the Employer;

         (c) the date on which he takes employment with an employer other than the Employer; or

         (d)      the date of his death.

         1.42 NONELECTIVE CONTRIBUTIONS. Nonelective Contribution means Employer Contributions (other than Matching Contributions) with respect to which the Employee may not elect to have the contributions paid to the Employee in cash or other benefits instead of being contributed to the Plan.

         1.43 PART-TIME EMPLOYEE. Part-Time Employee means an Employee who is designated as being employed on a part-time basis on an Employer's payroll records.

         1.44     PARTICIPANT. Participant means for any Plan Year:

         (a) An Employee who has met the requirements set forth under either Sections 2.1 or 2.2; or

         (b) A person for whom an Account continues to exist under this Plan.

         1.45 PLAN. Plan means the Great Northern Paper, Inc. Savings and Capital Growth Plan as set forth in this document and as it may, from time to time, be amended.

         1.46 PLAN ADMINISTRATOR. Plan Administrator means the Plan Administrator appointed and acting in accordance with Article VII.

         1.47 PLAN SPONSOR. Plan Sponsor means Bowater Incorporated, a corporation organized and existing under the laws of the State of Delaware, and any successor to such corporation.

         1.48     PLAN YEAR.  Plan Year means the calendar year.

         1.49 QUALIFIED MATCHING CONTRIBUTIONS. Qualified Matching Contribution means Matching Contributions which satisfy the requirements of subsection (b) of the definition of Qualified Nonelective Contributions.

         1.50 QUALIFIED NONELECTIVE CONTRIBUTIONS. Qualified Nonelective Contribution means any Employer Contribution (other than a Matching Contribution or Elective Contribution) with respect to which:

         (a) The Employee may not elect to receive the contribution paid to the Employee in cash instead of being contributed to the Plan, and

         (b) Such contributions are nonforfeitable when made and distributable only under the following circumstances:

                  (1) The Employee's retirement, death, disability or separation from service;

                  (2) The termination of the Plan without establishment or maintenance of another defined contribution plan (other than an ESOP or SEP);

                  (3) The Employee's attainment of age 59-1/2 or the Employee's hardship;

                  (4) The sale or other disposition by the Employer to an unrelated corporation of substantially all of the assets used in the trade or business to which the Plan relates, but only with respect to Employees who continue employment with the acquiring corporation which does not maintain the Plan after the disposition; and

                  (5) The sale or other disposition by the Employer of its interest in a subsidiary to an unrelated entity, but only with respect to Employees who continue employment with the subsidiary, the acquiring entity of which does not maintain the Plan after the disposition.

                           Nonelective Contributions which may be treated as Matching Contributions must satisfy these requirements without regard to whether they are actually taken into account as Matching Contributions.

         1.51 SERVICE. Service means employment and certain absences from employment taken into account for vesting and other purposes under the Plan, as described in Section 2.4.

         1.52 SEVERANCE DATE. Severance Date means the date as of which a Full-Time Employee is deemed to have severed his employment relationship, as described in Section 2.4(a)(6).

         1.53 TRUST AGREEMENT. Trust Agreement means the Master Trust Agreement between Bowater Incorporated and Fidelity Management Trust Company dated as of July 1, 1994.

         1.54 TRUST FUND. Trust Fund means the assets held by the Trustee in accordance with the Trust Agreement.

         1.55 TRUSTEE. Trustee means Fidelity Management Trust Company, as Trustee under the Master Trust Agreement between Bowater Incorporated and Fidelity Management Trust Company dated as of July 1, 1994, and its successors.

         1.56 USERRA. USERRA means the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended, or any successor statute, and the rulings and regulations promulgated thereunder.

         1.57 VALUATION DATE. Valuation Date means the last business day of each calendar quarter (and any other date specified by the Trustee), on which the Trust Fund is valued in accordance with Article IV. As to Accounts maintained in any Investment Fund which is valued daily, each business day may be deemed to be a Valuation Date. A Comprehensive Valuation Date is one on which all Investment Funds are valued.

         1.58 VESTED VALUE. Vested Value means the nonforfeitable portion of a Participant's Account(s) as further described in Article V.


                                   ARTICLE II
                           PARTICIPATION REQUIREMENTS

         2.1 GNP BASIC CONTRIBUTIONS (CAPITAL GROWTH). Each Eligible Employee will satisfy the participation requirement for GNP Basic Contributions upon his completion of an Hour of Service for the Employer until his employment as an Employee thereafter terminates, provided that the Eligible Employee meets the requirements of Section 3.1 for an allocation of GNP Basic Contributions for each Plan Year.

         2.2      BEFORE-TAX AND AFTER-TAX CONTRIBUTIONS.

         (a) General Rule. Each Eligible Employee shall satisfy the participation requirements to make Before-Tax Contributions or After-Tax Contributions following the completion of one Year of Service (as defined based upon the Eligible Employee's status as a Full-Time Employee or Part-Time Employee), which participation shall be effective on the first day of the calendar month following the date he completes and delivers a timely Election Form in accordance with Section 3.5. A Participant's participation herein shall continue until the date his election to make such Contributions terminates in accordance with Section 3.5 or Section 5.2(a)(2)(C).

         (b) Subsequent Elections. An Eligible Employee whose election to make Before-Tax Contributions and After-Tax Contributions terminates in accordance with Section 3.5 shall automatically satisfy the participation requirement set forth in Section 2.2(a) as of the first day of the first calendar month thereafter on which he is again an Eligible Employee and he completes and delivers a timely Election Form in accordance with Section 3.5 to make such contributions; if eligibility to make Before-Tax Contributions terminates in accordance with
                  Section 5.2(a)(2)(C), contributions will recommence as described in that section.

         2.3      PARTICIPATION FOLLOWING REEMPLOYMENT.  The provisions of this
Section 2.3 shall apply to a Participant who terminates his employment and is subsequently reemployed by the Employer.

         (a) An Employee who terminates his employment and is reemployed before he incurs a one-year Break in Service (as defined based on his status as a Full-Time Employee or Part-Time Employee immediately prior to his termination) shall be eligible to participate in the Plan as of the date of his reemployment, provided that the Employee actively participated in the Plan prior to the termination of his employment. If the Employee satisfied the participation requirements of Section 2.1 prior to the termination of his employment, he shall be deemed to satisfy the participation requirements for GNP Basic Contributions as of the date of his reemployment. If the Employee satisfied the participation requirements of Section
                  2.2 prior to the termination of his employment but did not participate in the Plan with respect to Before-Tax or After-Tax Contributions, he shall be deemed to satisfy the participation requirements for such contributions as of the first day of the calendar month following his reemployment, provided that he completes and delivers a timely Election Form to the Plan Administrator.

         (b) If a Participant whose Employment terminates subsequently incurs a one year Break in Service and is reemployed, either:
                  (i) had a vested balance under the Plan when his employment terminates equal to the total balance of his Account; or (ii) is reemployed before incurring five or more consecutive years of Break in Service, he may participate in the Plan following his reemployment as follows:

                  (1) GNP Basic Contributions: The Participant shall satisfy the participation requirements for GNP Basic Contributions as of the date he satisfies the requirements of Section 2.1; provided, that, if the Participant satisfied the requirements of Section 2.1 before his prior Employment terminated, he shall be deemed to satisfy the participation requirements for GNP Basic Contributions as of his reemployment.

                  (2) Before-Tax and/or After-Tax Contributions: The Participant shall satisfy the participation requirements for Before-Tax and/or After-Tax Contributions as of the date he satisfies the requirements of Section 2.2.

         (c) If a Participant terminates his employment before he becomes fully vested under the Plan and is reemployed after incurring five or more consecutive one-year Breaks in Service, he shall be treated as a new Employee, for purposes of his eligibility to participate in the Plan upon the recommencement of his employment.

         2.4 CALCULATION OF SERVICE. This Section 2.4 describes the manner in which Service is calculated under the Plan.

         (a) For all purposes of the Plan the following terms shall have the designated meanings:

                  (1)      Break in Service.
                           ----------------

                           (A) While an individual is a Full-Time Employee, "Break in Service" shall mean a Severance Period of at least 12 consecutive months during which the Full-Time Employee fails to perform an Hour of Service, beginning on his Severance Date; provided, however, that the first 12 consecutive month period of absence from work following the Employee's Severance Date shall not be included in the calculation of a Break in Service if such absence is for Maternity or Paternity Reasons. Notwithstanding the foregoing, an Employee shall not be deemed to have incurred a Break in Service if he is on a Leave of Absence in excess of 12 months and returns to employment upon the expiration of such leave.

                           (B) While an individual is a Part-Time Employee, "Break in Service" shall mean a Plan Year in which he fails to complete 501 or more Hours of Service. A Part-Time Employee who is absent from employment for Maternity or Paternity Reasons shall be credited with the Hours of Service which he would have earned but for such absence, or, in any case in which such hours cannot be determined, eight Hours of Service per day of such absence. The Hours of Service credited under the preceding sentence shall be credited in the computation period in which the Part-Time Employee's absence begins, if necessary to prevent a Break in Service in that period, or, in all other cases, in the following computation period.

                  (2) Employment Date. The date on which an Employee first completes an Hour of Service.

                  (3)      Hour of Service.
                           ---------------

                           (A) For a Plan Year beginning prior to January 1, 1997, Hours of Service shall be equal to the hours of service credited under the provisions of the Plan in effect for such Plan Year.

                           (B)      Effective January 1, 1997, while an
                                    individual is a Full-Time Employee, "Hour of Service" shall mean:

                                    (i)     Each hour for which an Employee is
                                            paid, or entitled to payment, for
                                            the performance of duties for the
                                            Employer or an Affiliate during the
                                            applicable period.  These Hours of

                                            Service shall be credited to the
                                            Employee for the computation period
                                            or periods in which the duties are
                                            performed.

                                    (ii)    Each hour for which back pay,
                                            irrespective of mitigation of
                                            damages, is either awarded or agreed
                                            to by the Employer or an Affiliate.
                                            Such Hours of Service shall be
                                            credited to the Employee for the
                                            computation period or periods to
                                            which the award or agreement
                                            pertains, rather than the
                                            computation period in which the
                                            award, agreement or payment is made.

                                    Provided, however, that:

                                    (iii)   An hour for which an Employee is
                                            paid, or entitled to payment on
                                            account of a period when he performs
                                            no duties as an Employee shall not
                                            be credited as an Hour of Service if
                                            such payment is made or due under a
                                            plan or arrangement maintained
                                            solely to comply with applicable
                                            unemployment compensation laws, and

                                    (iv)    An Hour of Service shall not be
                                            credited to an Employee on account
                                            of a payment which solely reimburses
                                            such Employee for medical or
                                            medically-related expenses incurred
                                            by or on behalf of the Employee.

                           (C)      Effective January 1, 1997, while an
                                    individual is a Part-Time Employee, "Hour of Service" shall mean:

                                    (i)     The Hours of Service credited under
                                            subparts (i) and (ii) of part (B)
                                            above; plus

                                    (ii)    Each hour for which the Part-Time
                                            Employee is paid, or entitled to
                                            payment, on account of a period of
                                            time during which no duties are
                                            performed (irrespective of whether
                                            the employment relationship has
                                            terminated) due to vacation,
                                            holiday, illness, incapacity
                                            (including disability or pregnancy),
                                            layoff, jury duty, military service
                                            or Leave of Absence.  No more than
                                            501 Hours of Service will be
                                            credited under this subsection (ii)
                                            for any single continuous period
                                            (whether or not such period occurs
                                            during a single computation period).

                                    The same Hours of Service shall not be
                                    credited both under (i) and (ii) of this part (C).

                                    In determining the Hours of Service credited to a Part-Time Employee who is employed by the Company on other than an hourly- rated basis, such Employee shall be credited with ten Hours of Service per day for each day he would, if hourly-rated, be credited with Hours of Service pursuant to subpart (ii) of this part (C).

                                    In the case of a payment which is made or due on account of a period during which a Part-Time Employee performs no duties, to the extent that such award or agreement is made with respect to such a period described in subsection (ii) of part (B) above, the number of Hours of Service to be credited shall be determined in accordance with Department of Labor Regulations ss. 2530.200b-2, which is incorporated herein by reference.

                           (D) Nothing in this Section 2.4(a)(3) shall be construed as denying an Employee credit for an Hour of Service if credit is required by applicable federal law.

                           (E) Hours of Service with an Affiliated Employer shall be credited as an Hour of Service under this Plan. Hours of Service will also be credited for any individual considered to be an Employee for purposes of this Plan under Code Sections 414(n) or (o) and the regulations thereunder (to the extent therein required) or for an individual who is a common law employee but is designated as an independent contractor.

                           (F) Solely for purposes of determining an Employee's eligibility to participate in the Plan, Hours of Service shall include hours during an approved Leave of Absence granted to an Employee under the Family and Medical Leave Act of 1993, if the Employee returns to work for an Employer at the end of such Leave of Absence. Such Hours of Service shall be calculated in accordance with applicable regulations of the United States Department of Labor.

                  (4)      Maternity or Paternity Reasons. With respect to any
                           Employee: (a) the Employee's pregnancy; (b) the birth of the Employee's child; (c) the placement of a child with the Employee in connection with the adoption of such child by the Employee; or (d) the need to care for such child for a period beginning immediately following such birth or placement.

                  (5) Reemployment Date. The date on which an Employee first completes an Hour of Service after a Severance Date.

                  (6)      Severance Date.  The earlier of:
                           --------------

                           (A) The date on which a Full-Time Employee quits, retires (including retirement for disability under Section 5.1(b)), is discharged or dies; or

                           (B) The first anniversary of the first date of a period in which a Full-- Time Employee remains absent from service with an Employer or

                                    Affiliate (with or without pay) for any
                                    reason (such as vacation, holiday, sickness, Leave of Absence or layoff) other than those specified in clause (A) above.

                  (7) Severance Period. Each period from an Employee's Severance Date to his next Reemployment Date.

         (b) Subject to the provisions of Sections 2.4(h), for the period preceding January 1, 1989, an Employee shall be credited with Service under this Plan at least equal to the Vesting Service the Employee had accrued under the G-P Plan (as that term is defined in Section 11.1) through December 31, 1988, determined under the provisions of the G-P Plan then in effect.

         (c) Effective for a Plan Year prior to January 1, 1997, Service shall be credited in accordance with the provisions of the Plan in effect for such Plan Year.

         (d) Effective January 1, 1997, the following rules shall apply to the crediting of Service for Full-Time Employees:

                  (1) Each period from an Employee's Employment Date (or Reemployment Date) to his next Severance Date; and

                  (2) If an Employee performs an Hour of Service within 12 months of a Severance Date, the period from such Severance Date to such Hour of Service; and

                  (3) In the case of an Employee who leaves employment to enter uniformed service within the meaning of USERRA, the period of such uniformed service, provided that the Employee resumes employment with the Employer or Affiliate within the period during which his reemployment rights are protected under USERRA.

         (e) Effective January 1, 1997, the following rules shall apply to the crediting of Service for Part-Time Employees:

                  (1) A Part-Time Employee shall be credited with a Year of Service for participation if the Employee is employed by the Employer or an Affiliate during a 12 consecutive month period commencing on the date the Part-Time Employee first completes an Hour of Service, provided that he is credited with not less than 1,000 Hours of Service during such 12 consecutive month period. If the Part-Time Employee fails to complete 1,000 or more Hours of Service within such 12 consecutive month period, the Part-Time Employee shall be credited with a Year of Service for participation for the first Plan Year (beginning with the Plan Year that includes the first anniversary of the date the Employee first completed an Hour of Service) during which a Part-Time
                           Employee is credited with or more Hours of Service.

                  (2) A Part-Time Employee shall be credited with a Year of Service for purposes of Sections 2.2, 2.3, 3.1 and
                           5.1 on account of each Plan Year during which a Part-Time Employee completes 1,000 or more Hours of Service.

         (f) For purposes of determining whether an Employee who transfers between employment as a Full-Time Employee and employment as a Part-Time Employee during a Plan Year has earned a Year of Service for such Plan Year, the following rules shall apply:

                  (1) In the case of a Full-Time Employee who transfers to employment as a Part-Time Employee, the Employee shall receive credit as of the date of transfer for Years of Service as computed under subsection (d), and shall be credited with ten Hours of Service for each day he worked in such Plan Year as a Full-Time Employee and with the Hours of Service described under subsection (e) above for the portion of the Plan Year he works as a Part-Time Employee.

                  (2) In the case of a Part-Time Employee who transfers to employment as a Full-Time Employee, the Employee shall receive credit as of the beginning of the Plan Year for Years of Service as computed under subsection (e), and shall receive credit towards a Year of Service equal to the greater of the credit towards a Year of Service he would receive under subsection (d) above for the entire Plan Year and the credit towards a Year of Service he would receive under subsection (a)(3)(C) above for the portion of the Plan Year he worked as a Part-Time Employee.

                  (3) Notwithstanding any provision of this subsection (f) to the contrary, the Plan shall comply with Treasury Regulation Section 1.410(a)-(7)(f) in crediting Years of Service for Employees who transfer between service as a Full Time Employee and service as a Part-Time Employee during a Plan Year.

         (g) The following rules shall apply for purposes of determining the Years of Service credited to a Participant whose employment terminates and subsequently recommences.

                  (1) If the Participant's employment terminates and he is either:

                           (A)      fully vested under the Plan; or

                           (B) reemployed after incurring at least one but less than five consecutive one-year Break(s) in Service,

                           then his Years of Service shall include those Years of Service he earned prior to the termination of his employment, provided that he completes the applicable eligibility requirements of Section 2.3 following his reemployment.

                  (2) If the Participant's employment terminates before he is fully vested under the Plan and he is reemployed after incurring five or more consecutive one-year Breaks in Service, his Years of Service shall not include periods prior to the termination of his employment.

         (h) In no event shall there be any duplication of the Service of any Employee attributable to the same period of time.

         2.5 NOT A CONTRACT OF EMPLOYMENT. This Plan does not constitute a contract of employment, and participation in this Plan shall not give any person the right to be retained in the employ of the Employer or any Affiliate as an Eligible Employee or as an Employee or, upon the termination of such employment, to have any interest or right in the Trust Fund other than as expressly set forth in this Plan.

                                   ARTICLE III
                                  CONTRIBUTIONS

         3.1      GNP BASIC CONTRIBUTIONS

         (a)      General Rules. Subject to the rules set forth in this Section
                  3.1 and in Sections 3.6 and 3.7, the Employer shall make a contribution from its Current or Accumulated Profits for each Eligible Employee who has satisfied the participation requirement for such contribution which is equal to three percent of the first $100,000 of his Compensation for such Plan Year, provided

                  (1) He has completed one year of Service (including Service credited pursuant to Section 11.3) in such Plan Year and

                  (2) He was an Eligible Employee on the last day of such Plan Year.

         (b)      Exceptions.
                  ----------

                  (1) Insufficient Earnings and Profits. If the Current and Accumulated Profits of the Employer are insufficient to make the full contribution called for under
                           Section 3.1(a) for each such Eligible Employee, the Employer shall make a contribution under Section 3.1(a) which is equal to such Current and Accumulated Profits and the three percent figure set forth in
                           Section 3.1(a) shall be reduced accordingly.

                  (2) Reemployment Requirements. The employment requirements set forth in Sections 3.1(a) shall not apply for a Plan Year to an Eligible Employee whose employment during such Plan Year terminates by reason of death or disability (as described in Section 5.1(b) and (c)) or whose employment terminates after either reaching at least age 60 or reaching at least age 55 and completing at least ten years of Service. Provided, however, that in determining whether an Eligible Employee's employment has terminated during a Plan Year, any period for which the Participant receives vacation pay shall be considered a continuation of service.

                  (3) Transfer from Hourly to Salaried Status. An Employee who was employed as an hourly paid employee on the first day of a Plan Year and who becomes an Eligible Employee during such Plan Year as a result of a transfer from hourly to salaried status shall be deemed to satisfy the participation requirement for the GNP Basic Contributions for such Plan Year.

                  (4) Reemployment. An Employee who is rehired by an Employer, who is an Eligible Employee on his Reemployment Date (as defined in Section 2.4(a)(5)) and whose service is restored at such time pursuant to Sections 2.4(f) and (g) will be deemed to have met the requirement of Section 3.1(a)(1) for the Plan Year in which his Reemployment Date occurs.

                  (5) Highly Compensated Eligible Employees. Notwithstanding anything in Section 2.1 or this
                           Section 3.1 to the contrary, the Plan Administrator reserves the right to reduce or eliminate the GNP Basic Contributions, Before-Tax Contributions, After-Tax Contributions and/or GNP Matching Contributions with respect to Highly Compensated Eligible Employees for a given Plan Year. Except as provided in Section 3.8, any such modification shall be in the form of uniform reduction of the same type of contribution percentage applied first to all such employees whose contributions of that type are at the highest percentage of Compensation for the Plan Year in question, then applied to additional such employees by progressing downward one percentage point at a time to the desired percentage of Compensation level.

         (c) Account. The GNP Basic Contributions made on behalf of each Eligible Employee shall be credited to his GNP Basic Contribution Account as of the last day of the Plan Year for which such contributions are made, and an Eligible Employee's interest in his GNP Basic Contribution Account shall be nonforfeitable.

         3.2 BEFORE-TAX CONTRIBUTIONS. Subject to the rules set forth in this Section 3.2, Section 3.5, 3.6 and 3.7, an Eligible Employee who has satisfied the participation requirement set forth in Section 2.2 may elect to make the types of Before-Tax Contributions described in subsections (a), (b) and
(c) below:

         (a) Percentage Contributions. An Eligible Employee may elect that the Employer make contributions on his behalf from his before-tax compensation in one percent increments of his Compensation, from one percent to ten percent of such Compensation, provided that such contribution may not exceed the lesser of $9,500 (adjusted annually for changes in the cost-of-living pursuant to Section 402(g)(5) of the Code), or 16% of Compensation (when combined with After-Tax Contributions under Section 3.4). All such contributions shall be made by the Employer exclusively through payroll withholding, and such contributions shall be transferred by the Employer to the Trustee as soon as practicable after the end of the payroll period from which such contributions are withheld.

                  Notwithstanding the foregoing, Before-Tax Contributions shall be withheld on a monthly basis on the last day of each calendar month and may not exceed for any month one-twelfth (1/12th) of the elective deferral limitation amount specified for each Plan Year pursuant to Code Sections 402(g)(1) and
                  (5); provided, that if the cost of living adjustment under Code Section 402(g)(5) is not announced until after the beginning of the affected Plan Year, the Employer may adjust the maximum monthly deferral on a prospective basis so that the maximum amount of authorized deferrals for the Plan year equals the elective deferral limitation under Code Section 402(g) for that year; provided, further, that in the event an Eligible Employee is paid on other than a monthly basis, Before-Tax Contributions may be withheld at the end of each payroll period subject to the monthly elective deferral limitation described- above. Contributions pursuant to this
                  Section 3.2(a) shall be credited to the Employee's Before-Tax Matched Account up to six percent of Compensation.

         (b) Gainsharing Contributions. Effective January 1, 1998, an Eligible Employee may elect to contribute all but not less than all of any amount that would otherwise be paid to him under an Employer-sponsored gainsharing plan or program as a Gainsharing Contribution to the Plan, subject to the annual limitations specified in this Section 3.2 and Sections 3.6 and
                  3.7. Any such election shall be made in
                  accordance with procedures set forth in Section 3.5, must be made before the date such gainsharing amount would otherwise be paid and, once submitted, shall be irrevocable. Gainsharing Contributions, under this Section 3.2(b) shall be credited to the Employee's Before-Tax Unmatched Account.

                           Notwithstanding the foregoing, to the extent that an
                  Eligible Employee has made the maximum amount of Before-Tax Contributions permitted under Code Section 402(g) for a Plan Year, any Gainsharing Contributions elected to be contributed by the Eligible Employee to the Plan for such Plan Year shall be treated as After-Tax Contributions in accordance with
                  Section 3.4.

         (c) FlexPlan Contributions. Effective January 1, 1998, the following provisions shall apply, subject to the annual limitations specified in this Section 3.2 and Sections 3.6 and 3.7:

                  (1) An Eligible Employee may elect to contribute any portion of any amount that is contributed on his behalf to an Employer-sponsored plan meeting the requirements of Code Section 125 to this Plan.

                  (2) FlexPlan Contributions made under this subsection (c) will be made by payroll withholding with respect to the first full payroll period for which the election is effective and shall be credited to the Employee's Before-Tax Unmatched Account as soon as practicable thereafter. Elections under this subsection (c) shall be made in accordance with procedures set forth in
                           Section 3.5 and, once submitted, shall be irrevocable.

                           Notwithstanding the foregoing, to the extent that an
                  Eligible Employee has made the maximum amount of Before-Tax Contributions permitted under Code Section 402(g) for a Plan Year, any FlexPlan Contributions elected to be contributed by the Eligible Employee to the Plan for such Plan Year shall be treated as After-Tax Contributions in accordance with Section 3.4.

         (d) ADP Test and Account Credits. Notwithstanding the foregoing, in the event that the Employer estimates that the ADP for all Highly Compensated Eligible Employees for a given Plan Year may not satisfy the ADP Test (including the Multiple Use Test, if applicable), it may, without notice or requirement of consent by the Participant or the Participant's spouse, take any of the following actions (or any combination of the following actions) to assure that the ADP Test is satisfied for that Plan Year:

                  (1) The Employer may direct the Trustee to distribute to the Participant some or all of the Excess Contributions (together with income allocable to the Excess Contributions) on or before the end of the Plan Year following the Plan Year for which they were made. Such distribution must be specifically designated by the Employer as a distribution of Excess Contributions (and related income) and shall be made in accordance with Section 3.8.

                  (2)      The Plan Administrator may exercise its right under
                           Section 3.1(b)(5) to return contributions for Highly. Compensated Eligible Employees for the affected Plan Year.

         (e) Conversions. The Employer shall have the right in the exercise of its absolute discretion to make an additional contribution under Section 3.1 from its Current or Accumulated Profits on behalf of all Lower Paid Eligible Employees for such Plan Year for whom Before-Tax Contributions were made for the last calendar month of such Plan Year and who are Eligible Employees on the last day of such Plan Year in an amount which will result in satisfying the ADP Test for such Plan Year, and such contribution shall be divided and allocated as of such date equally among the GNP Basic Contribution Accounts of such Lower Paid Eligible Employees.

         (f) Nonforfeitable Interest. A Participant's interest in contributions which are credited to his Before-Tax Accounts shall be nonforfeitable.

         (g) Designation. No contribution credited to an Eligible Employee's Before-Tax Account shall be "designated" as an "employee contribution" within the meaning of Code Section 414(h)(1).

         3.3      GNP MATCHING CONTRIBUTIONS.

         (a)      Percentage.  Subject to the rules set forth in this Section
                  3.3 and Section 3.6 and 3.7, the Employer shall as of the last day of each calendar month in each Plan Year make a contribution from its Current or Accumulated Profits on behalf of each Eligible Employee on whose behalf contributions tentatively or actually were credited as of each such date to his Before-Tax Accounts or After-Tax Accounts which, together with the forfeitures under Section 5.1(d)(2), shall equal (i) 75% of the contributions (taking into account contributions up to three percent of such Eligible Employee's Compensation only) tentatively or actually credited to his Before-Tax Matched Account and After-Tax Matched Account as of such date, plus (ii) 50% of the contributions (taking into account contributions in excess of three percent, but no more than six percent of such Eligible Employee's Compensation only) tentatively or actually credited to his Before-Tax Matched Account and After-Tax Matched Account as of such date.

         (b) Insufficient Profits. If the Employer after making the contribution called for under Section 3.1 has insufficient Current and Accumulated Profits to make the full contribution called for under Section 3.3(a), the Employer shall make such contributions to the extent of such Current and Accumulated Profits and the 50% and 75% percentages set forth in Section 3.3(a) shall be reduced accordingly.

         (c) ACP Test and Accounting Credits. The GNP Matching Contributions made on behalf of each Eligible Employee as of the last day of each calendar month in each Plan Year tentatively shall be credited by, or at the direction of, the Employer to his GNP Matching Account as of such date pending the completion of the ACP Test for such Plan Year. Notwithstanding the foregoing, in the event that the Employer estimates that the ACP for all Highly Compensated Eligible Employees for a given Plan Year may not satisfy the ACP Test (including the Multiple Use Test, if applicable), it may (and in the case of subparagraph (A), shall), without notice or requirement of consent by the Participant or the Participant's spouse, take any of the following actions (or any combination of the following actions) to assure that the ACP Test is satisfied for that Plan Year:

                  (1) The Employer shall treat tentative GNP Matching Contributions (subject to an adjustment for investment gains or losses allocable to such tentative credit) for Highly Compensated Eligible Employees for the Plan Year in question which are not vested as forfeitures under Section 5.1(d)(2) to the extent necessary to meet the ACP Test.

                  (2) The Employer may direct the Trustee to distribute to the Participant some or all of the Excess Aggregate Contributions (together with income allocable to the Excess Aggregate Contributions) on or before the end of the Plan Year following the Plan Year for which they were made. Such distribution must be specifically designated by the Employer as distribution of Excess Aggregate Contributions (and related income) and shall be made in accordance with
                           Section 3.8.

                  A Participant's nonforfeitable interest in the GNP Matching Contributions (and in the investment gains and losses allocable to such contributions) actually credited to his GNP Matching Account shall be determined under Section 5.1.

         (d) Notwithstanding the foregoing, a Participant who is a Part-Time Employee and who fails to complete a Year of Service in a Plan Year shall not meet the participation requirements for GNP Matching Contributions for such Plan Year.

         3.4      AFTER-TAX CONTRIBUTIONS.

         (a) Percentage Contributions. Subject to the rules set forth in this Section 3.4 and Sections 3.5, 3.6 and 3.7, an Eligible Employee who has satisfied the participation requirements set forth in Section 2.2 may elect to contribute from 1% to 16% of his Compensation, provided that such After-Tax Contribution, when added to an Eligible

                  Employee's Before-Tax Contributions (if any) under Section 3.2(a) may not exceed 16% of Compensation. Contributions pursuant to this Section 3.4(a) shall be credited to the Employee's After-Tax Matched Account up to six percent of Compensation less any credits to the Employee's Before-Tax Matched Account. All remaining Contributions pursuant to this
                  Section 3.4(a) shall be credited to the Employee's After-Tax Unmatched Account.

                           All such contributions shall be made by the Employer
                  exclusively through payroll withholding, and such contributions shall be transferred by the Employer to the Trustee as soon as practicable after the end of the payroll period from which such contributions are withheld.

         (b) ACP Test. After-Tax Contributions are subject to the ACP Test. In the event that the Employer estimates that the ACP (as defined in Section 1.2(a)) for all Highly Compensated Eligible Employees for a given Plan Year may not satisfy the ACP Test (including the Multiple Use Test, if applicable), it may, without notice or requirement of consent by the Participant or the Participant's spouse, take any of the following actions (or any combination of the following actions) to assure that the ACP Test is satisfied for that Plan Year:

                  (1) The Employer may refuse to accept, on a prospective basis, any or all of a Participant's After-Tax Contributions.

                  (2) The Employer may direct the Trustee to distribute to the Participant some or all of the Excess Aggregate Contributions (together with income allocable to the Excess Aggregate Contributions) on or before the end of the Plan Year following the Plan Year for which they were made. Such distribution must be specifically designated by the Employer as a distribution of Excess Aggregate Contributions (and related income) and shall be made in accordance with
                           Section 3.8.

                           The provisions for the return of After-Tax
                           Contributions under this Section 3.4(b)(2) shall apply prior to the application of any similar provisions under Section 3.3(c)(2) for GNP Matching Contributions.

         (c) G-P Plan Contributions. After-Tax Contributions were permitted pursuant to the G-P Plan (as described in Section 11.1). Such contributions have been transferred to this Plan. Amounts contributed to the G-P Plan before 1988 as After-Tax Contributions and earnings thereon shall continue to be held in existing fully-vested After-Tax Employee Accounts subject to the provisions of this Plan applicable to such accounts.

         3.5 ELECTION RULES. Each Eligible Employee who has satisfied the participation requirements set forth in Section 2.2 may elect to have GNP make Before-Tax Contributions on such Employee's behalf under Section 3.2 and such Employee may elect to make After-Tax Contributions under Section 3.4, as follows:

         (a) Elections under Sections 3.2(a) and 3.4(a) with respect to Percentage Contributions shall be effective with respect to the first full payroll period of a month following the receipt of a properly completed Election Form by the Employer on or before the fifteenth day of the immediately preceding month (or at any other time and in any other manner, deemed appropriate by the Plan Administrator). Elections under this subsection (a) can be changed effective as of the first day of a subsequent month, provided the Eligible Employee completes and delivers the related Election Form to the Employer on or before the fifteenth day of the immediately preceding month (or at any other time and in any other manner deemed appropriate by the Plan Administrator). However, an Eligible Employee shall have the right to revoke elections under
                  Section 3.2(a) or 3.3(a) during a calendar month, and any such termination shall become effective as soon as practicable after the Eligible Employee completes and delivers the related Election Form to the Employer.

         (b) Elections under Sections 3.2(b) with respect to Gainsharing Contributions shall be made at least two weeks prior to the date upon which such amounts would otherwise be paid. Elections made under this subsection (b) shall be irrevocable.

         (c) Elections under Sections 3.2(c) with respect to FlexPlan Contributions shall be made annually no later than the fifteenth day of December preceding the Plan Year for which they are effective; provided, however, that Employees first enrolling in a Code Section 125 plan on any date other than January 1 of a calendar year (such Employee's "effective date") may make an election pertaining to FlexPlan Contributions for the period commencing on their effective date and ending on the following December 31 by delivering the appropriate Election Form to the Plan Administrator on or before the fifteenth day of the month preceding that effective date. Elections made under this subsection (c) shall be irrevocable.

         (d) The Employer shall have the right to reject any Election Form (or any other form of election approved by the Plan Administrator) which is not properly completed or which is not timely delivered. Any Eligible Employee whose status as such terminates or whose employment as an Employee terminates shall be deemed to have completed and delivered an Election Form to terminate all contributions hereunder as of the date his status or his employment so terminates.

         3.6      SECTION 415 LIMITATIONS.

         (a) Notwithstanding any other provisions of the Plan, the "annual addition" to a Participant's Accounts shall not exceed the lesser of (1) and (2) below:

                  (1)      The Maximum Permissible Dollar Amount; and

                  (2)      25% of the Employee's compensation for the Plan Year.

         (b) For purposes of this Section 3.6, the following definitions shall apply:

                  (1)      the term "annual additions" shall mean the sum of:

                           (A)      Employer Contributions, Employer
                                    contributions to permit investments in
                                    Company Stock under Section 4.1(a) and
                                    forfeitures allocated to the Participant's
                                    Accounts under Sections 3.1, 3.3 and 5.1;
                                    plus

                           (B) Before-Tax Contributions and After-Tax Contributions allocated to the Participant's Accounts under Sections 3.2 and 3.4;

                  (2) The "Maximum Permissible Dollar Amount" shall be $30,000, adjusted automatically in accordance with rulings or regulations issued by the Secretary of the Treasury as the corresponding limitation in Section 415(c)(1)(A) is adjusted for the cost of living in accordance with Section 415(d) of the Code.

                  (3) For Plan Years beginning before January 1, 1998, the term compensation" under this Section shall mean the amount paid to the Employee by the Employer during the Plan Year, excluding any salary reduction contributions made on the Employee's behalf under any plan maintained by the Employer pursuant to Code
                           Section 125 or 401(k).

                           For Plan Years beginning on or after January 1, 1998, "compensation" under this Section shall mean the total compensation paid by the Employer to the Employee that is reportable as "wages, tips and other compensation" in Box 1 of the Employee's Federal Wage and Tax Statement (IRS Form W-2), increased by any salary reduction contributions made on the Employee's behalf under any plan maintained by the Employer pursuant to Code Section 125 or 401(k).

         (c) The limitations of this Section 3.6 with respect to any Participant who at any time has been a participant in any other defined contribution plan maintained by the Employer or an Affiliate shall apply as if the total contributions made under all such defined contribution plans in which the Participant has been a participant were made to one plan.

         (d) If the above limitations would be exceeded in any Plan Year, the Plan Administrator shall take the following actions (which shall not constitute a termination of Participant contributions under Section 3.5) at such times as required and to the extent necessary to prevent the limitations from being exceeded.

                  (1) Discontinue or reduce the Participant's After-Tax Contributions for the Plan Year.

                  (2) Instruct the Trustee to return all or a portion of the Employee's After-Tax Contributions (and earnings and income allocable thereto) made during the Plan Year.

                  (3) Discontinue or reduce the Participant's Before-Tax Contributions, beginning with Before-Tax Contributions contributed (or to be contributed) to his Before-Tax Unmatched Account.

                  (4) Instruct the Trustee to return all or a portion of the Employee's Before-Tax Contributions (and earnings and income allocable thereto) made during the Plan Year, beginning with Before-Tax Contributions contributed to his Before-Tax Unmatched Account.

         (e) If after the application of subsection (d) an amount continues to exceed the limitations of this Section 3.6 for a Plan Year (an "excess amount"), the Plan Administrator shall take any of the following actions, in its discretion, at such times as required and to the extent necessary to prevent the limitations from being exceeded.

                  (1) Allocate and reallocate any excess amount to the Accounts of all other Participants for that Plan Year. However, if such allocation or reallocation results in the limitations of this Section 3.6 being exceeded for all Participants for any such Plan Year, the excess amount shall be held unallocated in a suspense account and allocated and reallocated in the next and succeeding Plan Years (as necessary) to all of the remaining Participants in the Plan. For purposes of this subsection, excess amounts may not be distributed to Participants or former Participants.

                  (2) Reduce Employer contributions for the next Plan Year (and succeeding Plan Years, as necessary) for that Participant, if that Participant is covered by the Plan as of the end of the Plan Year. If that Participant is not covered by the

                           Plan as of the end of the Plan Year, the Plan Administrator shall hold such excess amounts unallocated in a suspense account for the Plan Year and allocate and reallocate such excess amount in the next Plan Year to all of the remaining Participants in the Plan. For purposes of this subsection, excess amounts may not be distributed to Participants or former Participants.

                  (3) Hold any excess amount unallocated in a suspense account and allocate and reallocate such excess to the Accounts of all other Participants in the next Plan Year. Such excess shall be used to reduce Employer contributions for the next Plan Year (and succeeding Plan Years, as necessary) for all Plan Participants. For purposes of this subsection, excess amounts may not be distributed to Participants or former Participants.

         Notwithstanding the foregoing, the provisions of Section 415 of the Code, as amended, are hereby incorporated by reference for use as a guide to the interpretation of the foregoing provisions.

         3.7 COMBINED PLANS LIMITATION. For Plan Years beginning before January 1, 2000, this Section 3.7 shall apply.

         (a) In any case in which a Participant in the Plan is also a participant in any defined benefit pension plan maintained by the Employer, the allocations set for them in this Plan shall be additionally limited so that the sum of the "defined benefit fraction" and the "defined contribution fraction" shall not exceed 1.0 for any Plan Year.

         (b) The term "defined contribution fraction" for a Plan Year shall mean a fraction, the numerator of which is the sum of annual additions to the Participant's Accounts for all Plan years as of the end of the Plan Year and the denominator of which is the lesser of 125% of the Maximum Permissible Dollar Amount for the Plan Year and all prior Years of Service, or 140% of 25% of the Participants' total Compensation for that year and all prior Years of Service.

         (c) The term "defined benefit fraction" for a Plan Year shall mean a fraction, the numerator of which is the projected annual benefit for the Participant under all qualified retirement plans of the Employer and the denominator of which is the lesser of 125% of the Maximum Permissible Dollar Amount under the retirement plans for the Plan Year or 140% of the Participant's average compensation for the three highest paid years. Such fraction shall be determined as of the end of the Plan Year.

         (d) The Participant's projected annual benefit shall be determined under such retirement plans assuming that his earnings continue to normal retirement date at the same level as at the end of the Plan Year and assuming that his service continues to accrue to his normal retirement date without a break in service prior to his normal retirement date.

                  The terms "earnings," "service," "normal retirement date," and "break in service" shall have the same meaning as defined in such retirement plans.

         3.8 EXCESS CONTRIBUTIONS AND AGGREGATE CONTRIBUTIONS. Excess Contributions and excess Aggregate Contributions under Sections 3.2 and 3.3 shall be distributed in accordance with the following procedure:

         (a) The total dollar amount of Excess Contributions for each affected Highly Compensated Eligible Employee is calculated as described in Section 1.26;

         (b) The total dollar amount of all Excess Contributions for all affected Highly Compensated Eligible Employees is determined.

         (c) The Before-Tax Contributions of the Highly Compensated Eligible Employee with the highest dollar amount of Before-Tax Contributions for the Plan Year shall be reduced by the amount required to cause that Highly Compensated Eligible Employee's Before-Tax Contributions to equal the dollar amount of the Before-Tax Contributions of the Highly Compensated Eligible Employee with the next highest dollar amount of Before-Tax Contributions. This amount is then distributed to the Highly Compensated Eligible Employee with the highest dollar amount. However, if a lesser reduction, when added to the total dollar amount already distributed under this step, would equal the total Excess Contributions, the lesser reduction amount shall be distributed.

         (d) If the total dollar amount distributed is less than the total Excess Contributions for the Plan Year for all affected Highly Compensated Eligible Employees, step (c)is repeated until the total dollar amount distributed equals the total Excess Contributions for the Plan Year.

         (e) Parallel steps taken in subsections (a) through (d) for Excess Contributions shall be taken to distribute any Excess Aggregate Contributions determined in accordance with Section
                  1.25 under the Plan for a Plan Year.

         After Excess and Excess Aggregate Contributions, if any, have been distributed using the method described above, the multiple use test of Section 401(m) (9) of the Code is applied. For purposes of Section 401(m)(9) of the Code, if a corrective distribution of Excess Contributions has been made, or a recharacterization has occurred, the Actual Deferral Percentage for Highly Compensated Eligible Employees is deemed to be the largest amount permitted under Section 401(k) (3) of the Code. Similarly, if a corrective distribution of Excess Aggregate Contributions has been made, the ACP for Highly Compensated Eligible Employees is deemed to be the largest amount permitted under Section 401(m) of the Code.

         3.9 CONTRIBUTIONS UPON RETURN FROM MILITARY LEAVE. A Participant returning from a Military Leave of Absence shall be entitled to enter into one or more Compensation reduction agreements, pursuant to which the Participant may make up the Before-Tax Contributions and After-Tax Contributions (excluding interest and earnings on such contributions) the Participant would have been entitled to make had the Participant worked for the Company and entered into such Compensation reduction agreements during the period of Military Leave of Absence. To the extent of such make-up contributions allocated to the Participant's Before-Tax or After-Tax Matched Account, the Company shall make GNP Matching Contributions in accordance with Section 3.3, which amounts shall be credited to the Participant's GNP Matching Account for such period of Military Leave of Absence. Notwithstanding the foregoing, all contributions made by a Participant and the Company under this Section 3.9 shall be subject to the provisions of this Article III and be determined in accordance with and subject to the limitations of USERRA.

                                   ARTICLE IV
            INVESTMENT AND ALLOCATION OF INVESTMENT GAINS AND LOSSES

         4.1 INVESTMENT FUNDS. The Trust Fund initially shall be subdivided into, and Participant and Employer Contributions shall be invested by the Trustee, either as directed under the Plan or as directed by the Participant, in one or more Investment Funds, which shall include the following:

         (a) FUND A. The Plan Sponsor Stock Fund, which invests primarily in shares of Bowater Incorporated common stock. However, a small percentage of the Fund is invested in money market instruments to facilitate daily cash transactions. Cash dividends received on shares of Bowater Incorporated stock held by this Fund will be automatically reinvested in the Fund. Accounts in this Fund shall segregate, separately account for and respectively consist of shares of Bowater Incorporated stock attributable to Employer Contributions and Participant Contributions. All Participant Contributions initially invested directly in this Fund pursuant to Section 4.2(b) shall be treated as if invested at 95% of market value, with the Employer making the necessary contributions to effect allocations at full fair market value.

         (b) Additional Investment Funds: There may be established by the Trustee at the direction of the Board or its designee such further additional Investment Funds as shall be deemed appropriate, including Investment Funds appropriate for purposes of meeting the requirements of Section 404(c) of ERISA and the regulations thereunder. Any such additions, modifications or deletions shall be communicated to Participants.

         (c) Temporary Investment. Pending investment and reinvestment, the Trustee may invest temporarily all or any part of the Investment Funds and such other Investment Funds as may be established by the Trustee at the direction of the Plan Sponsor or its designee pursuant to the provisions of the Plan in short and medium term securities including but not limited to commercial paper, notes of finance companies or in obligations of the U. S. Government or any instrumentality or agency thereof. The Plan Sponsor or its designee may from time to time specify additional or different investment vehicles for the temporary investment of funds by the Trustee, or may direct the Trustee in the temporary investment of funds. The Trustee may invest all or any part of any Investment Fund directly in the securities and obligations authorized for the respective Investment Fund or through the medium of any common, collective or commingled trust fund which is invested principally in securities and obligations authorized for the respective Investment Fund.

         4.2      ELECTIONS.

         (a) Investment Elections By Participants. Prior to September 30, 1998, each Participant's GNP Basic Contribution Account shall be invested exclusively in the Interest Income Fund, and no Participant shall have the right to elect to invest the Account in any other Investment Fund. Each Participant must elect by "Appropriate Notice" (as hereinafter defined) to have all of his GNP Basic Contribution Account (after October 1,
                  1998) Employee Contributions and GNP Matching Contributions invested in any one of the available Investment Funds or among such Funds, with the Investment in each Fund being a whole number percentage of such contributions and the sum of such percentages equal to 100%. "Appropriate Notice" means, for these purposes, written, telephonic or other electronic communication directed to the Plan Administrator or as the Plan Administrator specifies in rules or procedures uniformly applicable to all similarly situated Participants. A GNP Basic Contribution Account, a GNP Matching Account, a Before-Tax (Matched and Unmatched) Account and an After-Tax Employee Account shall be established for the Participant in each of the Investment Funds in which contributions are invested on his behalf. Contributions and earnings thereon as to which no current, valid investment direction exists may be invested as the Trustee, in its discretion, shall deem appropriate; provided, however, that in the event no trustee has agreed to undertake such investment responsibility, such contributions and earnings shall be temporarily invested in one or more of the investment vehicles authorized in the preceding paragraph for temporary investment of funds, until a valid investment direction is obtained.

         (b) Changes in Current Investment Elections. A Participant may, by giving prior Appropriate Notice (as defined in subsection
                  (a) above), change his investment election with respect to contributions received thereafter. Changes in investment elections must be expressed as revised whole number percentages of contributions, totaling 100%. A Participant may, by giving prior Appropriate Notice elect to transfer all or part (specified as a whole number percentage of the existing balance) of his Account in any Investment Fund to another Investment Fund. Such transfer shall be effective as soon thereafter as practicable (which, with respect to Funds which are valued daily and accessible by telephonic or other electronic investment direction, can be the same day as directions are transmitted, if received before 4:00 p.m. local time, or the next business day thereafter).

         4.3 ALLOCATION OF INVESTMENT GAINS AND LOSSES. The investment gains and losses (whether realized or unrealized) for each Investment Fund shall be determined by, or at the direction of, the Plan Administrator as of each Valuation Date, and such investment gains shall be credited to each Account (to the extent invested in each such Investment Fund) and such investment losses shall be charged against each Account (to the extent invested in each such Investment Fund) as of such Valuation Date in the same proportion that the balance to each such Account (to the extent invested in such Investment Fund) bears to the balance of all Accounts (to the extent invested in such Investment
Fund). Each Account balance shall be determined for this purpose based on the balance actually or tentatively credited to such account as of the immediately preceding Valuation Date.


                                    ARTICLE V
                      DISTRIBUTIONS, WITHDRAWALS AND LOANS

         5.1      DISTRIBUTION EVENTS.

         (a) Retirement. A Participant whose employment as an Employee terminates on or after the date he reaches age 60 shall be deemed to have retired under this Plan, and the GNP Matching Account of a Participant who is an Employee on the date he reaches age 60 shall become nonforfeitable on such date. The Account of a Participant who retires under this Plan shall be distributed in accordance with the rules set forth in Section 5.4.

         (b)      Disability.

                  (1) Nonforfeitable. If a Participant's employment as an Employee terminates because he is treated as being "disabled" under this Plan, his GNP Matching Account shall become nonforfeitable on the date his employment so terminates, and his Account shall be distributed to him in accordance with the rules set forth in Section 5.4.

                  (2) Disabled. A Participant shall be treated as "disabled" under this Plan if his employment as an Employee terminates as a result of an illness, injury or other condition which makes that Participant eligible to receive benefits under the Bowater Incorporated Salaried Employees' Long-Term Disability Plan or which would, in the Plan Administrator's judgment, make such Participant eligible for such benefits if he participated in such plan.

                  (3) Recovery. If a former Participant recovers and is reemployed as an Eligible Employee after his Account was distributed to him by reason of his being treated as "disabled" under this Plan, his nonforfeitable interest in any GNP Matching, Contribution Account thereafter established for his benefit shall be determined without regard to the fact that his prior GNP Matching Account became nonforfeitable under this Section 5.1(b).

         (c) Death. If a Participant dies while an Employee, his GNP Matching Account shall become nonforfeitable as of his date of death, and his Account shall be distributed to his Beneficiary in accordance with the rules set forth in Section 5.4.

         (d)      Other Termination of Employment.

                  (1) Nonforfeitable Interest. If a Participant's employment as an Employee terminates for any reason other than retirement, disability or death under this
                           Section 5.1, his nonforfeitable percentage interest in his GNP Matching Account shall equal 20% multiplied by the number of Years of Service which he completed on or before the date his employment as an Employee so terminated or 100%, whichever is less. Such a Participant's nonforfeitable percentage interest in his GNP Matching Account and in all his other Accounts shall be distributed as a result of his termination of employment in accordance with the rules set forth in Section 5.4.

                  (2) Forfeitable Interest. If under this Section 5.1(d) the nonforfeitable percentage interest of a Participant in his GNP Matching Account is less than 100% on the date his employment as an Employee terminates, his remaining Forfeitable percentage interest in such account shall be treated as a forfeiture as of the first Comprehensive Valuation Date which immediately follows the date his employment so terminates or, if his employment terminates on a Valuation Date, as of such Valuation Date, and such forfeiture shall become part of the general GNP Matching Contributions made under Section
                           3.3 on or after that date. If a Participant has no nonforfeitable interest in his GNP Matching Account, he shall be deemed to have received a distribution of his benefits (which are deemed to have a value of zero) as of the last day of the Plan Year in which his employment terminated.

                  (3) Reemployment as Employee. If a Participant or a former Participant who is described in Section 5.1(d)(2) is reemployed as an Employee prior to incurring a Break in Service which equals or exceeds five years, the Forfeitable percentage interest in his GNP Matching Account which was treated as a forfeiture under Section 5.1(d)(2) and the investment gains or losses which would have been allocable to such interest if such interest had been invested (from the Valuation Date as of which it was treated as a forfeiture through the Valuation Date as of which restoration is made) in U.S. Treasury Bills of the longest duration available as of the deemed date of purchase (deemed to be purchased as of the Valuation Date of forfeiture and sold as of the Valuation Date as of which restoration is made, and reinvested at each intervening maturity date) (or deemed to have been invested in any other manner, or in such successor fund as shall be designated by the Plan Sponsor) shall be restored by the Plan Administrator. Such restoration shall be made as of the Valuation Date which immediately, follows the date he is reemployed as an Employee or, if he is reemployed on a Valuation Date, as of such Valuation Date, and such restoration shall be credited as of such date to his GNP Matching Account by, or at the direction of, the Plan Administrator. After a Participant's GNP Matching Account has been restored, his nonforfeitable percentage interest in such account thereafter shall be determined for purposes of this
                           Section 5.1(d) under the formula,

                                    X =     P (AB + D) - D, where:

                                    X =     The dollar amount, if any, of his
                                            nonforfeitable percentage interest
                                            in his GNP Matching Account;

                                    P =     The Participant's nonforfeitable
                                            percentage interest on the date his
                                            employment as an Employee thereafter
                                            terminates;

                                    D =     The dollar amount initially
                                            distributed to the Participant under
                                            this Section 5.1(d) from his GNP
                                            matching Account; and

                                    AB =    Such amount of money, if any, as
                                            evidenced by the last balance posted
                                            to his GNP Matching Account.

                  (4) Separation From Service. No Participant's employment shall be deemed to have terminated under this Section 5.1(d) unless he has a "separation from service" within the meaning of Code Section 401(k)(2)(B).

         5.2      WITHDRAWALS.

         (a) Before-Tax Accounts. Subject to paragraphs (1) and (2) below and to Section 5.3(f), a Participant who is then an Employee may request a "hardship" withdrawal from the contributed balance of his Before-Tax Accounts (excluding from the balance available for "hardship" withdrawal the earnings on such contributions) by properly completing and delivering to the Plan Administrator an Election Form together with such additional information to support his request as the Participant or the Plan Administrator deems necessary or appropriate. Hardship distributions under this subsection shall be made only if the Employee demonstrates to the Employer that the distribution is on account of immediate and heavy financial need and is necessary to satisfy such financial need. The Plan Administrator will determine that such request is based on a "hardship" within the meaning of Code Section 401(k) by applying the following standards:

                  (1) The distribution shall be deemed "on account of immediate and heavy financial need" only if it is on account of:

                           (A) Medical expenses described in Code Section 213(d) incurred by the Employee, the Employee's spouse or any dependent(s) of the Employee (as defined in Code Section 152);

                           (B) Purchase (excluding mortgage payment or refinancing) of a principal residence for the Employee;

                           (C) Payment of tuition and related educational fees for the next quarter, semester or twelve months of post-secondary education for the Employee or the Employee's spouse, children or dependents; or

                           (D) The need to prevent the eviction of the Employee from his principal residence or the foreclosure on the mortgage of the Employee's principal residence.

                  (2) The distribution shall be deemed "necessary to satisfy" a financial need described in paragraph (1) above if the following requirements are satisfied:

                           (A) The distribution is not in excess of the amount of the financial need (including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution);

                           (B) The Employee has obtained all distributions (other than hardship distributions) and all non-taxable loans available under all qualified retirement plans administered by the Plan Sponsor;

                           (C) The Employee shall not be eligible to make Before-Tax or After-Tax Contributions to this Plan pursuant to Section 3.2 for 12 consecutive months following the month of the distribution; provided, however, that such contributions may recommence during the month following the end of the 12-month suspension period (unless the suspension period is extended in connection with a subsequent hardship withdrawal) or thereafter if the Employee files on a timely basis a completed Election Form in accordance with Section 3.5;

                           (D) The Employee's Before-Tax Contributions pursuant to Section 3.2 for the Plan Year following the Plan Year of the distribution may not exceed the limit on such contributions specified under Section 3.2(a) for such following Plan Year reduced by the Employee's Before-Tax Contributions for the Plan Year of the distribution.

                                    Such withdrawal shall be effected as of a Valuation Date which follows the date the Plan Administrator grants such request as soon as practicable after such date.

         (b) After-Tax Employee Account. Subject to such uniform and nondiscriminatory rules as the Plan Administrator may establish from time to time and to Sections 5.3(c) and 5.3(i), a Participant may request a withdrawal under this Section 5.2(b) from his After-Tax Employee Account by properly completing and delivering to the Plan Administrator an Election Form (or such other form of request as the Plan Administrator shall approve for use by all Participants similarly situated) on or before the Valuation Date as of which the Participant desires to make such withdrawal, and the requested withdrawal shall be made as of such date. Such a withdrawal may be made from a Participant's After-Tax Employee Account in accordance with such uniform and nondiscriminatory rules as the Plan Administrator may establish from time to time. Withdrawals under this Section 5.2(b) shall be permitted only once per Plan Year and shall be charged to principal or income of the sub-account in accordance with the provisions of Code Section 72(e)(8).

         (c) The taxable portion of any amount withdrawn in accordance with this Section 5.2 is an "eligible rollover distribution" as defined in Section 5.4(d), eligible for direct rollover as set forth in Section 5.4(d).

         5.3 LOANS. Any Active Participant or inactive Participant who is an "interested party" as defined in Section 3(14) of ERISA may apply for a loan from the Plan in lieu of a withdrawal. To obtain a loan, such Participant must submit a written application for approval on a form and in such manner as may be prescribed by the Plan Administrator.

         Such loan (1) must be at least $1,000, and (2) shall not exceed the lesser of (i) $50,000, reduced by the excess of the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date the loan is made over the outstanding balance of the loans from the Plan on the date the loan is made, or (ii) 50% of the Participant's vested Account under the Plan.

         In addition to such rules and regulations as the Plan Administrator may adopt, all loans shall comply with the following terms and conditions:

         (a) The Participant shall execute a promissory note and assign to the Plan his rights to his Accounts to the extent necessary to pay off the loan in the event of default.

         (b) The term for repaying the loan shall be at least 12 months but not more than five years; provided, however, that a loan used to acquire any dwelling unit which, within a reasonable period of time, is to be used (determined at the time the loan is made) as the principal residence of the Participant shall provide for periodic repayment over a reasonable period of time not to exceed 15 years,

         (c) Loan disbursements shall be made from the Participant's Investment Funds in proportion to his vested balance in the Investment Funds. A loan shall be considered to be an investment of the Participant's interest in the Plan which has been directed by the Participant, and the evidence of debt shall be held as an asset in an account maintained for the borrowing Participant. Repayments of principal and interest shall be reinvested in accordance with the Participant's then-current investment election.

         (d) The loan shall bear interest at a reasonable rate as determined by the Plan Administrator. The Plan Administrator shall not discriminate among Participants in the matter of interest rates, but loans granted at different times may have different interest rates if, in the opinion of the Plan Administrator, the difference in rates is justified by economic conditions.

         (e) The loan shall provide that a Participant shall repay his loan by payroll deductions that will amortize the loan in level payments over its term, but shall also provide that a Participant may repay the remaining balance of the loan in a single lump sum through a withdrawal from the Plan used in whole or in part for such repayment or through a cash payment.

                  If a Participant is absent from work with less than full compensation, payroll deductions will continue as long as his pay is sufficient to cover the amounts due under the terms of the loan. If the Participant's compensation is insufficient to cover the regular payments due, the Participant shall make arrangements with the Plan Administrator for repaying principal and interest on a current basis.

         (f)      A Participant who qualifies for a hardship withdrawal under
                  Section 5.2 may withdraw from the Plan to the extent that such withdrawal will not result in his loan exceeding the maximum limitations under this Section, unless the Participant authorizes the Plan Administrator to apply a sufficient amount of such withdrawal to reduce the loan to the maximum limitations after such withdrawal.

         (g) A Participant shall not be approved for a loan under this Article until any prior loan has been completely amortized.

         (h) A Participant will be deemed to have defaulted on his loan upon the earlier of:

                  (i) separation from service due to retirement, death, total and permanent disability, layoff or any other reason; or

                  (ii)     failure to make a loan repayment when due.

         (i) Upon default, the Plan Administrator may take any action (including reinstatement of the loan upon receipt of amounts, if any, in arrears and resumption of timely, regular repayment installments) permitted by law and consistent with the provisions of the Plan and its continued qualification to collect the balance due on the loan (or see to the application of collateral to the payment thereof). No amount shall be distributed to a Participant in default on an outstanding loan until the loan is repaid in full. If the amount of any such distribution is insufficient to repay the loan, the Participant or his Beneficiary shall be liable for repaying any amount still outstanding.

         (j) Nothing in this Section shall preclude the Plan Administrator from declaring a moratorium on the approval of loans or from amending this Section subject to applicable regulations issued by the Internal Revenue Service.

         5.4      FORM AND TIMING OF DISTRIBUTIONS.
                  ---------------------------------

         (a) Election of Benefits. On or before a Participant's retirement, elected benefit commencement date, or "required beginning date" (as defined in Section 5.4(b)(2)(D)) he shall notify the Plan Administrator of his election that benefits due to him upon termination of employment be paid or made available in accordance with one or more of the following methods:

                  (1) with respect to all Participants: by a lump sum payment in cash or, with respect to the Plan Sponsor Stock Fund, upon the request of the Participant, in kind, plus the cash equivalent of the fair market value of any fractional share of Plan Sponsor common stock; or

                  (2) with respect only to Participants who will have attained at least age 59-1/2 at the time benefit payment commences: in annual installments over a period not to exceed ten years, provided such period does not exceed the greater of the life expectancy of the Participant or the joint and last survivor life expectancy of the Participant and his Beneficiary the amount of each such installment to be determined by dividing the Participant's Vested Value by the number of annual installments which remain to be made at the time a particular installment is to be paid.

                  A Participant may change his election of benefits by filing a new election at any time prior to his benefit commencement date.

                  Notwithstanding the foregoing, if the Participant's Account balance at the time of any distribution exceeds $3,500 ($5,000, effective January 1, 1998), then neither that distribution nor any subsequent distribution shall be made to the Participant at any time before he attains age 70-1/2 without his or her consent (which age 70-1/2 distributions shall be made in accordance with paragraph (b)(3)). No such consent shall be valid unless the Participant receives a general description of the material features and an explanation of the value of the form of benefit available under the Plan. In addition, the Participant must be informed of his right to defer receipt of the payment or distribution. The Plan Administrator shall deliver such written notice to the Participant during a period beginning no less than 30 days and no more than 90 days before the Participant's date of commencement of benefits. The written consent of the Participant to the payment or distribution shall not be made before the Participant receives the notice and shall not be made more than 90 days before his or her date of commencement of benefits. Notwithstanding the foregoing, a distribution may commence less than 30 days after the notice required under
                  Section 1.411(a)-11(c) of the Treasury Regulations is given, provided that (i) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (ii) the Participant, after receiving the notice, affirmatively elects a distribution.

         (b) Method of Payment. Benefits shall be paid or made available under the Plan upon the direction of the Plan Administrator as soon as practicable after termination of employment occurs and shall be distributable thereafter at the written request of the Participant (or, where applicable, his Beneficiary or alternate payee).

                  (1) Unless the Participant elects otherwise, distribution of benefits will begin no later than sixty days after the end of the Plan Year in which the latest of the following events occurs:

                           (A)      The Participant's attainment of age 65;

                           (B) The tenth anniversary of the year in which the Participant commenced participation in the Plan; or

                           (C) The Participant's termination of employment with the Employer or an Affiliate.

                  (2)      Notwithstanding any other provision of the Plan:

                           (A) The entire interest of an Employee (i) will be distributed to such Participant not later than the "required beginning date" (as defined under subsection (3)); or (ii) will be distributed under Section 5.4(a)(2) beginning not later than the required beginning date, in accordance with regulations prescribed by the Secretary of the Treasury.

                           (B) If distributions have begun under (A)(ii), upon the death of an Employee before his entire interest has been distributed, the remaining portion will be distributed at least as rapidly as under the method being used under (A)(ii) as of the date of his death.

                           (C) If distributions have not begun upon the death of a Participant, if no election has been made by the Beneficiary pursuant to
                                    Section 5.4(c), the entire interest of the Participant will be distributed in accordance with Section 5.4(a) at the end of the calendar year containing the fifth anniversary of the Participant's death.

                  (3) For purpose of this section, the term "required beginning date" means:

                           (A) for Plan Years beginning prior to January 1, 1997, April 1 of the calendar year following the calendar year in which the Employee attains age 70-1/2;

                           (B) for Plan Years beginning on or after January 1, 1997:

                                    (1)     for a Participant who is not a five
                                            percent (5%) owner (as defined
                                            under Code Section 416), April 1 of
                                            the calendar year following the year
                                            in which occurs the later of the
                                            Participant's: (A) termination of
                                            Employment with the Employer and all
                                            Affiliated Companies, and (B)
                                            attainment of age 70-1/2; and

                                    (2)     for a Participant who is a five
                                            percent (5%) owner, April 1 of the
                                            calendar year following the calendar
                                            year in which the Employee attains
                                            age 70-1/2, or such other date as
                                            may be prescribed by applicable law
                                            or regulations.

                                    Notwithstanding the foregoing, if a
                                    Participant who is not a five percent (5%) owner attained age 70-1/2 on or after January 1, 1996 and before January 1, 1999, and is still employed by the Employer or an Affiliated Company on April 1 of the calendar year following the year in which he or she attained age 70-1/2, such Participant may elect to commence the distribution of the Vested Value of his or her Accounts effective as of April 1 of the calendar year following the calendar year in which he or she attained age 70-1/2 or to delay the commencement of distributions until the termination of his or her employment.

         (c) Proof of Death and Right of Beneficiary. In the event of the death of a Participant who has begun to receive benefits in annual installments under the provisions of subsection 5.4(a)(2), his Beneficiary will receive the undistributed value of his Accounts in annual installments on the same basis as the Participant had elected. Alternatively, his Beneficiary may receive the undistributed value of his Accounts in a lump sum of cash by an election in writing filed with the Plan Administrator within 90 days of the Participant's death. The Beneficiary of a deceased Participant other than as noted above shall elect to receive the undistributed value of his Accounts under one of the methods in Section 5.4(a) by an election in writing filed with the Plan Administrator within 180 days of the Participant's death, except that the maximum period in Section 5.4(a)(2) shall be five years. If the Beneficiary does not elect a distribution within 180 days, the Plan Administrator will distribute the Account in accordance with Section 5.4(b)(2)(C).

                  The Plan Administrator may require and rely upon such proof of death and such evidence of the right of any Beneficiary to receive benefits of a deceased Participant as the Plan Administrator may deem proper, and its determination of death and of the right of such Beneficiary to receive payments shall be conclusive.

         (d) Direct Rollover. Any Eligible Rollover Distribution under the Plan may, at the Participant's election, and subject to such uniform and nondiscriminatory conditions as the Plan Administrator may require, be transferred to an Eligible Retirement Plan, subject to the provisions of Code Section 402 and the regulations thereunder and as hereinafter provided.

                  (1) The Plan Administrator shall advise any Distributee entitled to receive an Eligible Rollover Distribution no less than thirty nor more than ninety days before the starting date of any payment (or at such other time as is permitted by law) of his right to elect a Direct Rollover to an Eligible Retirement Plan. To elect a Direct Rollover, the Distributee must request in writing to the Plan Administrator that all or a specified portion of the Eligible Rollover Distribution be transferred directly to one or more Eligible Retirement Plans.

                           If a distribution will be made on behalf of the Distributee in more than one year, the notice specified in the first sentence of this paragraph must be given to the Distributee in each year in which there is an Eligible Rollover Distribution, and the Distributee must file a new election with the Plan Administrator if he wishes to have the Eligible Rollover Distribution transferred directly to an Eligible Retirement Plan. The Distributee shall not be entitled to elect a Direct Rollover pursuant to this section unless he has obtained any applicable Spousal Consent that would otherwise be required to obtain a distribution in the amount of the Eligible Rollover Distribution.

                  (2) For purposes of this section, the following definitions shall apply:

                           (A) A "Direct Rollover" is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee;

                           (B) A "Distributee" includes Participants, a Participant's surviving spouse and a Participant's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code
                                    Section 414(p), but only with regard to the interest of such individual under the Plan;

                           (C)      An "Eligible Retirement Plan" is a
                                    retirement plan which meets the requirements of Code Section 401(a), an annuity described in Code Section 403(a), an individual retirement account described in Code Section 408(a), or an individual retirement annuity (other than an endowment contract) described in Code Section 408(b), the terms of which permit the acceptance of a Direct Rollover of the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse of a Participant, an Eligible Retirement Plan is an individual retirement account or an individual retirement annuity. The Plan Administrator may establish reasonable procedures for ascertaining that the Eligible Retirement Plan meets these requirements.

                           (D) An "Eligible Rollover Distribution" is any distribution from this Plan of all or any portion of the balance to the credit of the Distributee, except for distributions (or portions thereof) which are: (i) part of a series of substantially equal periodic payments (not less frequently than annually) made over the life of the Participant (or the joint lives of the Participant and the Participant's designated beneficiary), the life expectancy of the Participant (or the joint life and last survivor expectancy of the Participant and the Participant's designated beneficiary), or a specified period of ten years or more; (ii) required under Code Section 401(a)(9) (relating to the minimum distribution requirements); or
                                    (iii) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation in employer securities described in Code Section 402(e)(4)).

         (e)      Claims.  Subject to the distribution deadlines set forth in
                  Section 5.4(b), no Account shall become payable unless and until a claim for payment is completed and filed on an Election Form with the Plan Administrator, unless the Plan Administrator acting in its absolute discretion elects to direct the distribution of such Account in the absence of such a claim. All claims shall be processed in accordance with the claims procedure described in the Summary Plan Description for this Plan. Furthermore, if the distribution of an Account is called for under this Section 5.4 and the Plan Administrator is unable to locate the Participant or his Beneficiary after sending written notice to his last known address and to the United States Social Security Administration and no claim is filed for such Account under this Section 5.4(e), the Plan Administrator shall have the right to presume that the Participant and his Beneficiary are dead and to treat such Account as a forfeiture under Section 5.1(d)(2), subject to reinstatement in the event that the Participant or his Beneficiary subsequently files a claim for such Account.

                                   ARTICLE VI
                                   FIDUCIARIES

         The following parties are Fiduciaries of the Plan:

         (a)      The Employer;

         (b)      The Plan Sponsor;

         (c)      The Trustee; and

         (d) Any committee or individual appointed by the Employer or the Plan Sponsor as Plan Administrator or to whom discretionary administrative authority or responsibility with respect to the Plan has been delegated by the Employer or the Plan Sponsor.

                                   ARTICLE VII
                               PLAN ADMINISTRATION

         7.1      ADMINISTRATION BY FIDUCIARIES.
                  ------------------------------

         (a)      The Plan Administrator shall be the Named Fiduciary.

         (b) If a Plan Administrator has not been appointed, or ceases for any reason to serve, the Plan Sponsor shall function as the Plan Administrator until a Plan Administrator (or successor) is appointed.

         (c) The responsibilities of each fiduciary may be specified by the Employer or the Plan Sponsor in writing. If no such delegation is made by the Employer or Plan Sponsor, the fiduciaries may allocate responsibilities among themselves in writing and notify the Employer and the Plan Sponsor that they have done so, specifying in such notification the responsibilities of each fiduciary. If the fiduciaries provide a copy of such notification to the Trustee, the Trustee shall thereafter (until such time as the Employer, the Plan Sponsor, or the fiduciaries deliver to the Trustee a written revocation of such allocation) accept and be justified in relying upon any documents executed by the appropriate fiduciary pursuant to the allocation of responsibilities disclosed in such notification.

         (d) Each fiduciary shall have only those specific powers, duties, responsibilities and obligations as are assigned to such fiduciary under the Plan, delegated to the fiduciary by action of the Employer or the Plan Sponsor, or allocated to the fiduciary by written allocation among the fiduciaries pursuant to Paragraph (c), above.

         7.2 RESPONSIBILITIES OF THE PLAN SPONSOR. The Plan Sponsor shall have the following powers and duties, in its sole discretion, with respect to the Plan.

         (a) To appoint the individuals and members of any committee created to exercise any responsibility with respect to the Plan;

         (b) To terminate the Plan in whole or in part pursuant to the procedures provided hereunder;

         (c) To delegate any of the fiduciary responsibilities under the Plan to any individual, committee, or entity (including the Employer) it may designate; provided, that any delegation of a fiduciary duty that has already been assigned by the provisions of the Plan, by previous action of the Board, or by written allocation among the fiduciaries, shall be effected by delivery in writing to the fiduciaries to and from whom such responsibility is being reassigned;

         (d) To designate any individual, committee, or entity to whom fiduciary responsibilities are delegated as an additional fiduciary or Named Fiduciary of the Plan; and

         (e) To exercise any other powers or responsibilities not specifically allocated to another fiduciary.

         7.3 RESPONSIBILITIES OF THE TRUSTEE. The Trustee shall have the powers and duties allocated to it in the trust agreement. The Trustee shall have no other responsibilities with respect to the Plan, except to the extent such responsibilities are delegated or assigned by the Plan Sponsor's Board or its delegate to, and accepted by, the Trustee.

         7.4 RESPONSIBILITIES OF THE PLAN ADMINISTRATOR. The Plan Administrator shall be responsible for and shall discharge all duties and obligations imposed on a Plan Administrator by ERISA and the Code. The Plan Administrator shall prepare, publish, file and furnish the Plan reporting and disclosure reports, statements, plan descriptions and benefit rights reports of Participants in the manner and at the times required by law. The Plan Administrator may employ counsel and/or consultants to render advice with regard to any responsibility of the Plan Administrator under the Plan and may employ necessary clerical help. Any individual or committee designated as the Plan Administrator shall report to (or as directed by) the Board in order that the Plan Administrator's performance of his duties may be periodically reviewed. In addition, the Plan Administrator shall have the following discretion, powers and duties with respect to the Plan:

         (a) To establish and enforce such rules, regulations and procedures as the Plan Administrator shall deem necessary or proper for the efficient administration of the Plan;

         (b) To interpret the Plan, the Plan Administrator's interpretation thereof in good faith to be final and conclusive;

         (c) To decide all questions of fact concerning the Plan and the eligibility of any Employee to participate in or receive benefits from the Plan;

         (d) To compute the amount of benefits which shall be payable to any Participant, retired Participant or Beneficiary in accordance with the provisions of the Plan, and to determine the person or persons to whom such benefits shall be paid;

         (e) To advise the Trustee in writing with respect to all benefits which become payable under the terms of the Plan and to direct the Trustee to pay such benefits from the Trust Fund;

         (f) To submit annually to the Board or its designee a report showing in reasonable summary the financial condition of the Plan and Trust Fund, a summary of the operations of the Plan for the past year, and any further information which the Board or its designee may require;

         (g) To maintain all such books of account, records and other data as shall be necessary for proper administration of and necessary actuarial valuations for the Plan and to meet the reporting and disclosure requirements of ERISA;

         (h) To appoint any accountant, attorney, consultant or other professional; and

         (i) To appoint individuals to perform administrative functions and to determine their powers and responsibilities as the Plan Administrator may, subject to this Article VII and the requirements of ERISA, determine. Any such allocation or delegation shall be periodically reviewed by the Plan Sponsor's Board or its designee.

         7.5 DELEGATION OF DUTIES. Any committee established by the Plan Sponsor or at its direction or by its designee may appoint subcommittees and determine their powers; and the Plan Sponsor and its designees and their designees may allocate among themselves or may delegate to another person or persons such of the fiduciary duties as they may in their sole discretion determine. Any such allocation or delegation shall be periodically reviewed by the Board.

         The Plan Sponsor, the Plan Administrator and their respective designees, agents, officers and employees and any committees established by the Plan Sponsor or at its direction or by its designee, shall be entitled to rely upon all certificates and reports made by the accountant or consultant and upon all opinions given by legal counsel; the Plan Sponsor, the Plan Administrator, and their respective designees, agents, officers and employees and any committees established by the Plan Sponsor or at its direction or by its designee, shall be fully protected in respect to any action taken or suffered by them in good faith and acting as a prudent person would act in like circumstances in reliance upon such certificate, report or the advice or opinion of such accountant, consultant or counsel, and all action so taken or suffered shall be conclusive upon each of them and upon all Participants, retired Participants, surviving spouses and Beneficiaries.

         7.6 COMMITTEE ACTION. Unless otherwise directed by or at the direction of the Plan Sponsor, a majority of the members of any committee established by or at the direction of the Plan Sponsor or by its designee shall constitute a quorum. Decisions with a quorum present shall be by majority vote. The action of a majority expressed in writing without a meeting shall constitute the action of a committee and shall have the same effect as if assented to by every member.

         7.7 INDIVIDUAL INDEMNIFICATION. To the extent permissible under ERISA, the Plan Sponsor shall indemnify each member of the Board or Employer's Board, each member of any committee established by or at the direction of the Plan Sponsor or its designee, and the Plan Administrator or any of its delegates, against costs, expenses and liabilities, including attorney's fees, incurred in connection with any action, suit or proceeding instituted against them or any one of them because of any act or omission performed by them or any one of them as a director, committee member or Plan Administrator, or designee or delegate thereof, as the case may be, while acting in good faith and exercising his judgment for the best interest of the Plan.

         Promptly after receipt by an indemnified party under this section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the Plan Sponsor, notify the Plan Sponsor of the commencement thereof, and the omission so to notify the Plan Sponsor will relieve it from the liability hereunder, but not from any other liability which it may have to such person. The Plan Sponsor shall be entitled to participate at its own expense in the defense or to assume the defense of any action brought against any party indemnified hereunder.

         In the event the Plan Sponsor elects to assume the defense of any such suit, such defense shall be conducted by counsel chosen by it and reasonably satisfactory to the indemnified party, and the indemnified party shall bear the fees and expenses of any additional counsel retained by him.

         7.8 EXPENSES. Any expenses reasonably incurred by the Plan Administrator or the member of any committee in the performance of their duties shall be paid by the Employer. Such reasonable expenses include the Employer's securing insurance to protect them from personal liability resulting from their actions taken in a fiduciary capacity with respect to this Plan. All reasonable expenses incurred in connection with the administration of the Plan, including (without limitation) the compensation of the Trustee, administrative expenses, any investment management charges and proper charges and disbursements of the Trustee and compensation and other expenses and charges of any counsel, accountant, specialist or other person who shall be retained by the Employer in connection with the administration of the Plan shall be paid from the Trust Fund; provided, that the Employer, in its sole discretion, may elect to pay any such expenses; and provided further, that the Employer's payment of any such expenses for any Plan Year shall not require the Employer to pay any such expenses for any subsequent Plan Year.

                                  ARTICLE VIII
                             TRUST FUND AND TRUSTEE

         The Trust Fund shall be held, administered, controlled and invested by the Trustee subject to the terms of the Trust Agreement.

                                   ARTICLE IX
                            AMENDMENT AND TERMINATION

         9.1 AMENDMENT. The Plan Sponsor reserves the right at any time and from time to time, and retroactively if deemed necessary or appropriate to conform with governmental regulations or other policies, to modify or amend in whole or in part any or all of the provisions of the Plan; provided, that no such modification or amendment shall make it possible for any part of the funds of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries; and provided further, that no such amendment shall increase the duties of the Trustee without its consent thereto in writing. Except as may be required to conform with governmental regulations, no such amendment shall adversely affect the rights of any Participant or Beneficiary with respect to contributions made on his behalf prior to the date of such amendment.

         9.2 MERGER, CONSOLIDATION OR TRANSFER OF ASSETS. The Plan shall not merge or consolidate with, or transfer its assets or liabilities to any other plan or entity unless each Participant would, if the surviving plan or entity then terminated, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive if the Plan had terminated immediately before the merger, consolidation or transfer. Any such merger, consolidation or transfer shall be accomplished in accordance with applicable regulations of the Internal Revenue Service.

         9.3 TERMINATION. The Plan is purely voluntary on the part of the Plan Sponsor and each Employer, and the Plan Sponsor reserves the right to terminate or completely discontinue contributions under the Plan, and terminate the Trust Agreement and the trust hereunder. Upon a complete or partial termination of the Plan, or complete discontinuance of contributions hereunder, the value of the Account of each Participant affected by such termination or discontinuance shall be fully vested, and payment of benefits shall be made to such Participants or their Beneficiaries either upon such termination or upon the termination of employment of the respective Participants, at the discretion of the Plan Administrator, in the same manner as on termination of employment under Section 5.4. In the case of a complete termination or a complete discontinuance of contributions to the Plan, any forfeitures not previously applied in accordance with Section 5.1(d)(2) shall be credited ratably to the Accounts of all Participants in proportion to the amounts of GNP Basic Contributions credited to their respective GNP Basic Contribution Account during the current calendar year, or during the prior calendar year if no GNP Basic Contributions have been made during the current calendar year.

         9.4 WITHDRAWAL OF AN EMPLOYEE. Subject to the requirements of ERISA and the Code, any one or more of the Employers may, with the consent of the Plan Sponsor, terminate its participation in and withdraw from the Plan by giving six months' advance written notice to the Plan Sponsor of its or their intention to withdraw, unless a shorter notice shall be agreed to by the Board. Upon such withdrawal, the Plan Sponsor shall certify to the Trustee the equitable shares of such withdrawing Employers in the Trust Fund and the Trustee shall thereupon set aside such securities and/or property to such legal representatives as may be designated by such withdrawing Employer. The withdrawal of an Employer from the Plan shall not constitute a termination of the Plan as thereafter in effect for any other Employer that has not withdrawn.

         9.5 PROCEDURE. The termination, partial termination or amendment of this Plan may be effected by the adoption of a resolution by the Board to that effect, or by the execution of an instrument amending or terminating the Plan by the Board's designee, to whom such authority to so act has been given by resolution of the Board. The authorization of the Board may be general and need not be given in contemplation of or with reference to specific terms of amendment or termination.


                                    ARTICLE X
                                  MISCELLANEOUS

         10.1 CONSTRUCTION. This Plan shall be construed, regulated and administered in accordance with the laws of the State of Delaware to the extent that such laws are not preempted by federal law. The Plan and the Trust shall be construed so as to qualify under sections 401(a), 401(k) and 501(a) of the Code.

         10.2 SPENDTHRIFT CLAUSE. Subject to Sections 5.3 and 10.11, no Account, benefit, payment or distribution under this Plan shall (except to the extent permitted by law) be subject to the claim of any creditor of a Participant or Beneficiary, or to any legal process by any creditor of such person, and no Participant or Beneficiary shall have any right to alienate, commute, anticipate or assign all or any portion of his Account, benefit, payment or distribution under this Plan. Except that, effective January 1, 1998, such prohibition shall not apply to the offset of any Participant's Account against any amount the Participant is required to pay on account of a breach of fiduciary duty to, or a criminal act taken against, the Plan, to the extent permitted under Section 401(a)(13) of the Code.

         10.3 LEGALLY INCOMPETENT. If the Plan Administrator finds that a person entitled to a benefit is unable to care for his affairs because he is a minor or because of an illness or accident, the Plan Administrator may direct that any benefits due him, unless claim shall have been made therefor by a duly appointed legal representative, shall be paid to the spouse, child or legal representative of such person, or to a person who has custody or who has assumed responsibility for the care of such person. Any payments so made under this section at the direction of the Plan Administrator shall be a complete discharge of the liabilities of the Plan therefor.

         10.4 BENEFITS SUPPORTED ONLY BY TRUST FUND. Any person having any claim for any benefit under the Plan shall look solely to the assets of the Trust Fund for the satisfaction of such claim. In no event will the Plan Sponsor, the Plan Administrator, an Employer or the Trustee, or any of their employees, officers, Participants or their boards of directors or agents, be liable in their individual capacities to any person whomsoever for the payment of benefits under this Plan.

         10.5 DISCRIMINATION. The Plan Administrator shall administer this Plan in a uniform and consistent manner with respect to all Participants and Beneficiaries and shall not permit discrimination in favor of its officers, stockholders or "highly compensated employees" (as defined in Code Section 414(q)).

         10.6 CLAIMS. Any payment to a Participant or Beneficiary or to his legal representative, child, spouse or heirs-at-law, made in accordance with the provisions of this Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Plan Sponsor, the Plan Administrator, the Trustee and the Employer, any of whom may require such person, his legal representative, child, spouse or heirs-at-law, as a condition precedent to such payment, to execute a receipt and release therefor in such form as shall be satisfactory to the Plan Sponsor, the Plan Administrator, the Trustee or any Employer, as the case may be.

         10.7 NO REVERSION. No part of the Trust Fund shall ever be used for or be diverted to purposes other than for the exclusive benefit of Participants and Beneficiaries except:

         (a)      As expressly provided otherwise in this Plan;

         (b) A contribution which is made by the Employer by a mistake of fact upon direction of the Employer shall be refunded by the Trustee to the Employer within one year after the payment of such contribution;

         (c) A contribution (other than a contribution actually credited to an After-Tax Employee Account) for which the Internal Revenue Service denies an income tax deduction to the Plan Sponsor or an Employer shall be refunded by the Trustee to the Employer within one year after the denial of such deduction upon the Employer's direction, all such contributions being made expressly on the condition that such contributions are deductible in full for federal income tax purposes; and

         (d) A contribution which would otherwise be an excess contribution or excess aggregate contribution (as defined in Code Sections 4979(a) and (d)) may, at the direction of the Employer, be returned to the Employer by the Trustee during the first two and one-half (2-1/2) months of the Plan Year following the Plan Year with respect to which the contribution was made.

         10.8 AGENT FOR SERVICE OF PROCESS. The agent for service of process for this Plan shall be the person currently listed in the Summary Plan Description for this Plan as the agent for service of process.

         10.9 ROLLOVER CONTRIBUTIONS. An Eligible Employee may transfer to this Plan:

         (a) A total distribution of the balance to the credit of a Participant, or the cash proceeds of any such total distribution in property or securities, to which Code Section 402(a)(5) applies to the extent that such section applies to such distribution, or

         (b) Any distribution from an individual retirement account to which Code Section 408(d)(3)(A)(ii) applies to the extent such section applies to such distribution; provided, that

         (c) The Plan Administrator reasonably concludes (within the meaning of any ruling or regulations issued by the Secretary of the Treasury) that:

                  (1) The distributing plan and trust are, at the time of the distribution, qualified pursuant to Code Sections 401(a) and 501(a) (and, if requested by the Plan Administrator, appends to such certification a copy of the most recent determination letter issued by the Internal Revenue Service with respect to such plan and trust);

                  (2) The distributing plan is neither a defined benefit plan nor a defined contribution plan subject to the funding standards of Code Section 412; and

                  (3) With respect to the Participant, the distributing plan is not a direct or indirect transferee (in a transfer after 1984) of a plan described in paragraphs (1) and (2) above or this paragraph (3), provided that this paragraph (3) shall apply only if the distributing plan has separately accounted for the transferred assets and any income allocable to such assets.

         (d) The Plan Administrator acting in this absolute discretion consents to such transfer;

         (e) The Eligible Employee satisfies such uniform and nondiscriminatory requirements which the Plan Administrator establishes from time to time as a condition to such a transfer; and

         (f) Such transfer is made in cash to the Trustee as of a Valuation Date and in a manner which is acceptable to the Plan Administrator and to the Trustee.

         10.10    SHAREHOLDER RIGHTS FOR BOWATER INCORPORATED COMMON STOCK.

         (a) Voting Shares of Bowater Incorporated Common Stock. All shares of Bowater Incorporated common stock held in the Trust Fund shall be voted by the Trustee only in accordance with instructions from the Participants or Beneficiaries, as set forth in this Section 10.10. For purposes of the actions taken under this Section 10.10, Participants and Beneficiaries shall be considered to be named fiduciaries within the meaning of
                  Section 402(a) (2) of ERISA. Each Participant or Beneficiary shall be entitled to give voting instructions with respect to the shares of Bowater Incorporated common stock allocated to his Accounts. In the event that a Participant or Beneficiary fails to direct the Trustee as to the exercise of such voting rights, the Trustee shall not exercise such voting rights. With respect to each occasion for the exercise of such voting rights, the Trustee, through the Plan Administrator, will notify each Participant or Beneficiary within a reasonable time (not less than 30 days) before such rights are to be exercised. Such notification will include all the information distributed to the Trustee regarding the exercise of such rights.

         (b) Directions to the Trustee. Not less than five business days prior to the date on which such voting rights are to be exercised, each Participant or Beneficiary wishing to exercise such rights shall inform the Trustee, in the form and manner prescribed by the Plan Administrator, with respect to the manner in which such voting rights are to be exercised. To the extent possible, the Trustee shall vote the combined fractional shares of Bowater Incorporated common stock allocated to the Account(s) of Participants and Beneficiaries to reflect the directions of the Participants to whom such fractional shares of Bowater Incorporated common stock are allocated.

         (c) No Recommendations. Neither the Trustee nor the Plan Administrator nor the members of any committees may make any recommendation to the Participants or Beneficiaries regarding the manner of exercising any voting rights, including whether or not such rights should be exercised.

         (d) Rights Other Than Voting Rights. Each Participant shall be entitled to direct the Trustee, in the form and manner prescribed by the Plan Administrator, with respect to the exercise of rights, other than voting rights, attributable to his interest in the shares of Bowater Incorporated common stock allocated to his Accounts.

         (e) Public Offers. Notwithstanding any provision of the Plan to the contrary, in the event of a "tender offer" within the meaning of Section 14(d) of the Securities Exchange Act of 1934, for shares of Bowater Incorporated common stock by any person (other than the Plan Sponsor or any Affiliate), the Trustee, through the Plan Administrator, shall promptly provide a copy of the offer, and any other material or information concerning such offer, to each Participant or Beneficiary (as appropriate). For purposes of the actions taken under this Section 10.10(e), Participants and Beneficiaries shall be considered to be "named fiduciaries" within the meaning of Section 402(a)(2) of ERISA. Each Participant or Beneficiary (as appropriate) shall be entitled to give the Trustee instructions with respect to the tender of all, but not less than all, shares of Bowater Incorporated common stock allocated to his Account. Upon receipt of instructions from a Participant or Beneficiary (as appropriate) to so tender, the Trustee shall tender all such shares of Bowater Incorporated common stock to the tender offeror. In the event that a Participant or Beneficiary fails to direct the Trustee as to whether to tender or to not tender shares of Bowater Incorporated common stock, the Trustee shall tender all or such part of such shares of Bowater Incorporated common stock as the Trustee, in its exercise of discretion, shall deem appropriate.

                  The solicitation and implementation of instructions from Participants (and Beneficiaries) pursuant to this Section 10.10(e) shall, to the best of the abilities of the Trustee, be carried out in such a manner as will, for a reasonable time, preserve the "confidentiality" of the instructions given by any particular Participant or Beneficiary within the meaning and intent of that term as used in Section 203(a)(2) of the General Corporation Law of the State of Delaware. In the event that instructions cannot otherwise be returned to the Trustee in a timely fashion, the Plan Sponsor shall use its best efforts to collect and tabulate such instructions in a manner that will assure a confidential and timely tender by the Trustee.

                  The proceeds received by the Trustee as a result of having tendered shares of Bowater Incorporated common stock shall be applied under the Plan as directed by the Plan Administrator, in accordance with the following precepts. The Accounts of Participants and Beneficiaries who directed the Trustee not to tender the shares of

                  Bowater Incorporated common stock allocated to their respective Accounts shall continue to be invested in shares of Bowater Incorporated common stock, subject to any other investment direction the Participant (or Beneficiary) may be entitled to give.

                  The Accounts of Participants and Beneficiaries who directed the Trustee to tender the shares of Bowater Incorporated common stock allocated to their respective Accounts shall receive the proceeds of such tender allocable to the tendered shares of Bowater Incorporated common stock from such Account, which shall be invested at the direction of the Participant, as hereinafter provided, subject to any other investment direction the Participant (or Beneficiary) may be entitled to give. There shall be allocated to the Accounts of Participants and Beneficiaries who gave no directions to the Trustee with respect to the tender of shares of Bowater Incorporated common stock, proceeds of the tender allocable to the shares of Bowater Incorporated common stock (if any) tendered from their respective Accounts, and the shares of Bowater Incorporated common stock and such proceeds shall be invested in the same manner provided for in the preceding two sentences. Any cash so received may be invested in short-term investments, pending the Trustee's receipt of directions from the Participant.

                  The Trustee shall give advance notice of at least one full business day to the Plan Sponsor before taking any action in response to such an offer other than the actions described above. The Trustee shall be entitled to reasonable compensation and reimbursement for its out-of-pocket expenses for any extraordinary services attributable to the duties and responsibilities described in this Section.

         10.11    QUALIFIED DOMESTIC RELATIONS ORDER. The prohibitions of
Section 10.2 shall not apply to distributions under a "qualified domestic relations order," as defined in Section 414(p) of the Code. The Plan Administrator shall establish written procedures as it deems appropriate to determine the qualified status of domestic relations orders and shall administer such qualified domestic relations orders as set forth in such orders, subject to the terms of this Plan and Section 414(p) of the Code. Distributions shall be permitted to an alternate payee under a qualified domestic relations order before the Participant attains "earliest retirement age" under the Plan, as set forth in Section 414(p) of the Code.

         10.12 PLAN TO PLAN TRANSFERS. The Plan Administrator, in his or her discretion, may direct transfers to a participant's Before-Tax Unmatched Account, After-Tax Employee Account, GNP Basic Contribution Account, GNP Matching Account or Rollover Account, and may authorize the establishment of any other Account as may be required to effect the transfer from the Trustee of his or her account in another Bowater Incorporated defined contribution plan qualified under Code Section 401(a), provided that such transfer would not cause this Plan to be a direct or indirect transferee within the meaning of Section 401 (a)(11)(B)(iii)(III) of a plan described in Section 401 (a)(11)(B)(i) or
(ii) of the Code.

         Any such transfer shall be made as of a Valuation Date which is acceptable to the Plan Administrator and to the Trustee. The initial investment of any such transfer amount shall be in accordance with procedures to be established by the Plan Administrator.

                                   ARTICLE XI
                    TRANSFER OF ASSETS FROM AND ASSUMPTION OF
                             CERTAIN LIABILITIES OF
                         THE GEORGIA-PACIFIC CORPORATION
                         SAVINGS AND CAPITAL GROWTH PLAN

         11.1 ASSET TRANSFER. All assets formerly held by the trustee of the Georgia-Pacific Corporation Savings and Capital Growth Plan (the "G-P Plan") in accounts of participants in the G-P Plan who became Employees on January 1, 1992 are a part of the Trust Fund and held in the Accounts of the respective Employees on whose behalf such assets were held under the G-P Plan. Such amounts are assets of this Plan for all purposes hereunder. This Plan has assumed the liabilities of the G-P Plan to the Employees whose G-P Plan accounts were transferred to the Trustee with respect to the transferred accounts.

         11.2 VESTING. Each former employee of Georgia-Pacific Corporation on whose behalf one or more accounts under the G-P Plan have been transferred to this Plan shall have a 100% vested and nonforfeitable interest in each such transferred Account. For purposes of determining Years of Service for vesting purposes under the Plan, individuals who became Employees on January 1, 1992 and who were Georgia-Pacific Corporation employees on the immediately preceding day shall be credited with the period(s) of employment credited toward years of service under the G-P Plan as in effect on such date.

         11.3 ELIGIBILITY TO PARTICIPATE. For purposes of determining years of Service with respect to eligibility to participate in the Plan and eligibility for contributions under Section 3.1(a), individuals who became Employees on January 1, 1992 and who were Georgia-Pacific Corporation employees on the immediately preceding day shall be credited with period(s) of employment which would have been credited toward eligibility to participate in the G-P Plan (as in effect on such date), had the individual's employment with the Employer been continuous employment with Georgia- Pacific Corporation.

                                   ARTICLE XII
                              TOP HEAVY PROVISIONS

         12.1 OVERRIDING PROVISION. If the Plan is or becomes top-heavy in any Plan Year, the provisions of this Article shall supersede any conflicting provisions in the Plan.

         12.2     DEFINITIONS.
                  ------------

         (a) Determination Date. For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that Year.

         (b) Earnings. For purposes of this Article XII, the compensation that is included on an Employee's Form W-2 for the calendar year that ends with or within the Plan Year plus the amount of any Before-Tax Contributions made on behalf of the Employee for such calendar year.

         (c) Key Employee. Any Employee or former employee (and the Beneficiaries) of such employee) who, at any time during the termination period, was a Key Employee in accordance with
                  Section 416(i)(1) of the Code and regulations thereunder.

         (d) Permissive Aggregation Group. The Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

         (e) Present Value. The value based on the 1983 Group Annuity Mortality Table, separately for males and females, and an interest rate of five percent per annum.

         (f) Required Aggregation Group. (1) Each qualified plan of the Employer in which at least one Key Employee participates, and
                  (2) any other qualified plan of the Employer which enables a plan described in (1) to meet the requirements of Sections 401(a)(4) and 410 of the Code.

         (g) Top-Heavy Plan. This Plan is top-heavy for any Plan Year if any of the following conditions exist:

                  (1) If the Top-Heavy Ratio for this Plan exceeds 60 percent and the Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans;

                  (2) If this Plan is a part of a Required Aggregation Group of plans (but not part of a Permissive Aggregation Group) and the Top-Heavy Ratio for the group of plans exceeds sixty percent (60%); or

                  (3) If this Plan is a part of a Required Aggregation Group of Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60 percent.

         (h)      Top-Heavy Ratio.
                  ---------------

                  (1) If the Employer maintains one or more defined benefit plans and has not maintained any defined contribution plans (including any simplified employee pension plan), which, during the five-year period ending on the Determination Date, has or has had account balances, the Top-Heavy Ratio for this group alone or for the Required or Permissive Aggregation Group, as applicable, is a fraction. The numerator is the sum of the Present Values of accrued benefits of all Key Employees as of the Determination Date, and the denominator of which is the sum of the present values of all accrued benefits, determined in accordance with Code Section 416 and the regulations thereunder. Both the numerator and the denominator include any part of any accrued benefits distributed in the five-year period ending on the Determination Date.

                  (2) If the Employer maintains one or more defined benefit plans and maintains or has maintained one or more defined contribution plans (including any simplified employee pension plan), which, during the five-year period ending on the Determination Date, has or has had any account balances, the Top- Heavy Ratio for any Required or Permissive Aggregation Group, as applicable, is a fraction. The numerator is the sum of the Present Values of accrued benefits under the aggregate defined benefit plan or plans for all Key Employees, determined in accordance with (a) above, plus the sum of account balances under the aggregate defined contribution plan or plans of all Key Employees as of the Determination Date. The denominator is the sum of the Present Values of all accrued benefits under the aggregate defined benefit plan or plans for all Participants and the sum of the account balances under the aggregate defined contribution plan or plans for all Participants, all determined in accordance with Section 416 of the Code and the regulations thereunder. Both the numerator and the denominator include any part of any accrued benefits or account balances distributed in the five-year period ending on the Determination Date.

                  (3) For purposes of (a) and (b) above, the value of account balances and the Present Value of accrued benefits will be determined as of the most recent Comprehensive Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code
                           Section 416 and the regulations thereunder for the first and second plan years for a defined benefit plan. The account balances and accrued benefits will be disregarded for a Participant: (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not received any compensation from any Employer maintaining the Plan at any time during the five-year period ending on the Determination Date. The calculation of the Top-Heavy

                           Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416 and the regulations thereunder. Deductible Employee Contributions will not be taken into account for computing the Top-Heavy Ratio. When aggregating plans, the values of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

         (i)      Valuation Date.  The first day of the Plan Year.
                  --------------

         12.3 MINIMUM CONTRIBUTION. For any Plan Year in which this Plan is top-heavy., provided the top-heavy ratio is less than 90%, each Employee who is eligible to participate under Sections 2.1 or 2.2, and who is not eligible for participation under any defined benefit plan maintained by his Employer shall have a contribution of five percent of Earnings credited to his Accounts. Such contribution will be made with respect to any such Employee irrespective of whether such Employee has performed or will perform 1,000 Hours of Service (or the equivalent) for such Plan Year or has made any contributions to this Plan with respect to such Plan Year. This contribution shall include amounts contributed under Sections 3.1 and 3.3 and Article IV. For any Plan Year in which the top-heavy ratio for this Plan is 90% or more, such minimum contribution shall be three percent of Earnings, and (for Plan Years beginning before January 1, 2000) the 125% factor in Section 3.7 shall be reduced to 100%.

                                  ARTICLE XIII
                          CHANGE IN CONTROL PROVISIONS

         13.1 GENERAL. In the event of a Change in Control, as hereinafter defined, the provisions of this Article XIII shall supersede any conflicting provisions in the Plan.

         13.2 SPECIAL VESTING. Anything in this Plan to the contrary notwithstanding, upon and following a Change in Control, the GNP Matching Account of Participants in the Plan who are Employees of the Employer as of the date of Change in Control shall be nonforfeitable.

         13.3 DEFINITIONS. The following definitions apply for purposes of this Article XIII:

         (a) "Acquiring Person" means the Beneficial Owner, directly or indirectly, of Common Stock representing 20% or more of the common voting power of the Company's then outstanding securities, not including (except as provided in clause (i) of the next sentence) securities of such Beneficial Owner acquired pursuant to an agreement allowing the acquisition of up to and including 50% of such voting power approved by two-thirds of the members of the Board who are Board members before the Person becomes a Beneficial Owner, directly or indirectly, of Common Stock representing 5% or more of the combined voting power of the Company's then outstanding securities. Notwithstanding the foregoing, (i) securities acquired pursuant to an agreement described in the preceding sentence will be included in determining whether a Beneficial Owner acquires 5% or more of such voting power other than pursuant to such an agreement so approved and (ii) a Person shall not be an Acquiring Person if such Person is eligible to and files a Schedule 13G with respect to such Person's status as a Beneficial Owner of all Common Stock of the Company of which the Person is a Beneficial Owner.

         (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act of 1934 (the "Act").

         (c)      "Change in Control" shall be deemed to have occurred upon:

                  (i)      The date that any Person is or becomes an Acquiring
                           Person;

                  (ii) The date that the Plan Sponsor's shareholders approve a merger, consolidation or reorganization of the Plan Sponsor with another corporation or other Person, unless, immediately following such merger, consolidation or reorganization, (A) at least 50% of the combined voting power of the outstanding securities of the resulting entity would be held in the aggregate by the shareholders of the Plan Sponsor as of the record date for such approval (provided that securities held by any individual or entity that is an Acquiring Person, or who would be an Acquiring Person if 5% were substituted for 20% in the definition of such term, shall not be counted as securities held by the shareholders of the Plan Sponsor, but shall be counted as outstanding securities for purposes of this determination), or
                           (B) at least 50% of the board of directors or similar body of the resulting entity are Continuing Directors;

                  (iii) The date the Plan Sponsor sells or otherwise transfers all or substantially all of its assets to another corporation or other Person, unless, immediately after such sale or transfer, (A) at least 50% of the combined voting power of the then-outstanding securities of the resulting entity immediately following such transaction is held in the aggregate by the Plan Sponsor's shareholders as determined immediately prior to such transaction (provided that securities held by any individual or entity that is an Acquiring Person, or who would be an Acquiring Person if 5% were substituted for 20% in the definition of such term, shall not be counted as securities held by the shareholders of the Plan Sponsor, but shall be counted as outstanding securities for purposes of this determination), or
                           (B) at least 50% of the board of directors or similar body of the resulting entity are Continuing Directors; or

                  (iv) The date on which less than two-thirds (2/3) of the total membership of the Board consists of Continuing Directors.

         (d) "Continuing Directors" means any member of the Board who (i) was a member of the Board prior to the date of the event that would constitute a Change in Control, and any successor of a Continuing Director while such successor is a member of the Board, (ii) is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person, and (iii) is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

         (e) "Person" means any individual, firm, corporation, partnership, trust or other entity.

         (f) A "Beneficial Owner" of Common Stock means (i) a Person who beneficially owns such Common Stock, directly or indirectly, or (ii) a Person who has the right to acquire such Common Stock (whether such right is exercisable immediately or only with the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, warrants, options or otherwise.

         13.4 NO AMENDMENT. This Article XIII of the Plan shall not be amended upon or following a Change in Control, in any manner that might have the effect of reducing the Participants' Accounts under the Plan. Nothing in this
Section 13.4 shall be construed to prohibit, prior to a Change in Control, any amendment to the Plan, including this Article XIII, or any termination of the Plan pursuant to its terms.

                                *     *    *

         IN WITNESS WHEREOF, Great Northern Paper, Inc. has adopted and executed this Plan as of this ___ day of ____________, 1998.



                                         GREAT NORTHERN PAPER, INC.


                                         By
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------
                                         Date Signed:
                                                     ---------------------------

                                                                    EXHIBIT 4.14

                                 AMENDMENT NO. 1
                                     TO THE
                           GREAT NORTHERN PAPER, INC.
             SAVINGS AND CAPITAL GROWTH PLAN FOR SALARIED EMPLOYEES

     Effective as of the date specified herein, the Great Northern Paper, Inc. Savings and Capital Growth Plan for Salaried Employees, as amended and restated effective January 1, 1997 (the "Plan"), is hereby further amended as follows:

     1. The first sentence of Section 1.18 of the Plan is amended to read as follows:

     "Elective Contributions are Employer Contributions made to a plan that were subject to a cash or deferred election under a cash or deferred arrangement."

     2. Paragraph (a) of Section 1.19 of the Plan is amended to read as follows:

     "(a) Any Employer contribution under a qualified cash or deferred arrangement (as defined in Code Section 401(k)) to the extent not includible in a Participant's gross income for the taxable year under Code Section 402(e)(3), and"

     3. Paragraph (b) of Section 1.19 of the Plan is amended to read as follows:

     "(b) Any Employer contribution to the extent not includible in gross income for the taxable year under Code Section 402(h)(1)(B), and"

     4. Paragraph (d) of Section 1.19 of the Plan is amended to read as follows:

     "(d) Any Employee Contribution designated as deductible under a trust described in Code Section 501(c)(18) to the extent deductible from the individual's income for the taxable year on account of Code
            Section 501(c)(18)."

     5. The first sentence of Section 1.41 of the Plan is amended to read as follows:

     "Military Leave of Absence means an absence from regular employment to perform any uniformed service, duty or training within the meaning of USERRA, which is effective as of December 12, 1994."

                                      *  *  *

     IN WITNESS WHEREOF, Great Northern Paper, Inc. has caused this Amendment No. 1 to the Plan to be executed by its duly designated officers and its corporate seal to be affixed hereto on the 28th day of May, 1999.


                                   GREAT NORTHERN PAPER, INC.


                                   By:  /s/ David G. Maffucci
                                      ---------------------------------

                                      Its:  Director, Vice President & Treasurer
                                          --------------------------------------

ATTEST:

By:  /s/ Hay L. Grain
   -----------------------------

   Its: Assistant Secretary
       -------------------------

                             SECOND AMENDMENT TO THE
                           GREAT NORTHERN PAPER, INC.
             SAVINGS AND CAPITAL GROWTH PLAN FOR SALARIED EMPLOYEES
                (AMENDED AND RESTATED, EFFECTIVE JANUARY 1, 1997)



         WHEREAS, Bowater Incorporated (the "Company") sponsors the Great Northern Paper, Inc. Savings and Capital Growth Plan for Salaried Employees (amended and restated, effective January 1, 1997) (the "Plan") for the benefit of eligible employees of Great Northern Paper, Inc. ("GNP"), a wholly-owned subsidiary of the Company, and has reserved the right to amend the Plan;

         WHEREAS, pursuant to an agreement dated as of May 18, 1999, the Company has agreed to sell its entire interest in GNP to Inexcon Maine, Inc.;

         WHEREAS, the Company desires to amend the Plan to provide that as of the Closing Date, (1) (GNP will replace the Company as Plan sponsor, (2) GNP shall have full responsibility with respect to the administration of the Plan, and (3) investments in Company stock shall not be permitted.

         NOW, THEREFORE, the Company hereby amends the Plan, effective as of the date the sale of all the stock of GNP by the Company is consummated, in the following respects,

1.       Section 1.2 is amended to read as follows:

                  "(b) For Plan Years before January 1, 2000, the term 'Actual Contribution Percentage' means as to all Highly Compensated Eligible Employees and all Lower Paid Eligible Employees for the applicable Plan Year, the average of the ratios ('Actual Contribution Ratios'), calculated separately for each Eligible Employee in each such group, of
         (1) the sum of the GNP Matching Contributions, After-Tax Contributions and Employer contributions to permit investments in Bowater Incorporated common stock under Section 4.1(a) made on his behalf to
         (2) his 'compensation' (as defined in Section 414(s) of the Code, as determined by the Plan Administrator) for such Plan Year.

                  For Plan Years beginning on or after January 1, 2000, 'Actual Contribution Percentage' means as to all Highly Compensated Eligible Employees and all Lower Paid Eligible Employees for the applicable Plan Year, the average of the ratios ('Actual Contribution Ratios'), calculated separately for each Eligible Employee in each such group, of
         (1) the sum of the GNP Matching Contributions and After-Tax Contributions to (2) his 'compensation' (as defined in Section 414(s) of the Code, as determined by the Plan Administrator) for such Plan Year."

2. New Section 1.15 is added to read as follows, and subsequent sections of Article I are renumbered accordingly:

                  "1.15    CLOSING DATE.  Closing Date means the date on which
         the sale of all of the stock of Great Northern Paper, Inc. by Bowater Incorporated is consummated."

3.       Section 1.21 (as renumbered) is amended to read as follows:

                  "1.21    ELIGIBLE EMPLOYEE. Eligible Employee means for each
         Plan Year each Employee of an Employer who is employed on a regular salaried basis, other than an Employee who is treated as such solely by reason of the "leased employee" rule set forth in Code Section 414(n).

4.       Section 1.25(as renumbered) is amended to read as follows:

                  "1.25    EMPLOYER. Employer means GNP and each Affiliate which
         the Plan Sponsor designates in writing as such from time to time and which adopts the Plan."

5.       Section 1.48 (as renumbered) is amended to read as follows:

                  "1.48    PLAN SPONSOR. Plan Sponsor means Great Northern
         Paper, Inc., a Delaware corporation, and any successor corporation."

6.       Section 1.54 (as renumbered) is amended to read as follows:

                  "1.54    TRUST AGREEMENT. Trust Agreement means the Master
         Trust Agreement between Bowater Incorporated and Fidelity Management Trust Company dated as of July 1, 1994, and any successor thereto."

7.       Section 1.56 is amended to read as follows:

                  "1.56    TRUSTEE. Trustee means Fidelity Management Trust
         Company, as Trustee under the Master Trust Agreement between Bowater Incorporated and Fidelity Management Trust Company dated as of July 1, 1994, and any successor thereto."

8.       Section 3.6(b)(i) is amended to read as follows:

                  "(1)     For Plan Years before January 1, 2000, the term
         'annual additions' shall mean the sum of:

                           (A)      Employer Contributions, Employer
                                    Contributions to permit investments in
                                    Bowater Incorporated common stock under
                                    Section 4.1(a) and forfeitures allocated to the Participant's Accounts under Section 3.1, 3.3 and 5.1; plus

                           (B) Before-Tax Contributions and After-Tax Contributions allocated to the Participant's Accounts under Sections 3.2 and 3.4.

                           For Plan Years beginning on or after January 1, 2000, the term 'annual additions' shall mean the sum of:

                           (A) Employer contributions and forfeitures allocated to the Participant's Accounts under Section 3.1; 3.3 and 5.1; plus

                           (B) Before-Tax Contributions and After-Tax Contributions allocated to the Participant's Accounts under Sections 3.2 and 3.4."

9.       Section 4.1(a) is amended to read as follows:

         "(a) FUND A. The Bowater Incorporated Stock Fund, which invests primarily in shares of Bowater Incorporated common stock. However, a small percentage of the Fund is invested in money market instruments to facilitate daily cash transactions. Cash dividends received on shares of Bowater Incorporated stock held by this Fund will be automatically reinvested in the Fund and held with the assets described in the preceding sentence. Accounts in this Fund shall segregate, separately account for and respectively consist of shares of Bowater Incorporated stock attributable to Employer Contributions and Participant Contributions. All Participant Contributions initially invested directly in this Fund pursuant to Section 4.2(b) shall be treated as if invested at 95% of market value, with the Employer making the necessary contributions to effect allocations at full fair market value. Notwithstanding the foregoing, from and after the Closing Date, no new Employer Contributions or Participant Contributions shall be permitted to be invested in Bowater Incorporated common stock."

10. The third and fourth sentences of Section 4.2(b) are amended to read as follows:

         "A Participant may, by giving prior Appropriate Notice, elect to transfer all, or part (specified as a dollar amount or a percentage of the existing balance) of his Account in any Investment Fund to another Investment Fund. Such transfer shall be effective as soon thereafter as practicable. Notwithstanding any provision of the Plan to the contrary, from and after the Closing Date, no transfer may be made into the Bowater Incorporated Stock Fund."

11.      Section 5.1(b)(2) is amended to read as follows:

         "(2) Disabled. A Participant shall be treated as 'disabled' under this Plan if his employment as an Employee terminates as a result of an illness, injury or other condition which makes that Participant eligible to receive benefits under the Great Northern Paper, Inc. Long-Term Disability Plan or which would, in the Plan Administrator's judgment, make such Participant eligible for such benefits if he participated in such plan."

12.      Section 5.4(a)(1) is amended to read as follows:

         "(1) with respect to all Participants: by a lump sum payment in cash or, with respect to the Bowater Incorporated Stock Fund, upon the request of the Participant, in kind, plus the cash equivalent of the fair market value of any fractional share of Bowater Incorporated common stock; or"

13.      Article VI is amended to read as follows:

         "The following parties are Fiduciaries of the Plan:

                  (a)      The Plan Sponsor;

                  (b)      The Trustee; and

                  (bi) Any committee or individual appointed by the Plan Sponsor as Plan Administrator or to whom discretionary administrative authority or responsibility with respect to the Plan has been delegated by the Plan Sponsor."

14.      Sections 7.1(c) and (d) are amended to read as follows:

         (c) The responsibilities of each Fiduciary may be specified by the Plan Sponsor in writing. If no such delegation is made by the Plan Sponsor, the Fiduciaries may allocate responsibilities among themselves in writing and notify the Plan Sponsor that they have done so, specifying in such notification the responsibilities of each Fiduciary. If the Fiduciaries provide a copy of such notification to the Trustee, the Trustee shall thereafter (until such time as the Plan Sponsor, or the Fiduciaries deliver to the Trustee a written revocation if such allocation) accept and be justified in relying upon any documents executed by the appropriate Fiduciary pursuant to the allocation of responsibilities disclosed in such notification.

         (d) Each Fiduciary shall have only those specific powers, duties, responsibilities and obligations as are assigned to such Fiduciary under the




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



                  Plan, delegated to the Fiduciary by action of the Plan Sponsor, or allocated to the Fiduciary by written allocation among the Fiduciaries pursuant to paragraph (c), above."

15.      The first full paragraph of Section 7.7 is amended to read as follows:

         "7.7     INDIVIDUAL INDEMNIFICATION. To the extent permissible under
         ERISA, the Plan Sponsor shall indemnify each member of the Board, each member of any committee established by or at the direction of the Plan Sponsor or its designee, and the Plan Administrator or any of its delegates, against costs, expenses and liabilities, including attorney's fees, incurred in connection with any action, suit or proceeding instituted against them or any one of them because of any act or omission performed by them or any one of them as a director, committee member or Plan Administrator, or designee or delegate thereof, as the case may be, while acting in good faith and exercising his judgment for the best interest of the Plan."

16.      Article XIII is deleted.

                                      *    *    *

         IN WITNESS WHEREOF, the undersigned duly authorized officer of Bowater Incorporated has executed this First Amendment as of the 9th day of August, 1999.

                                          BOWATER INCORPORATED


                                          By: /s/ Anthony H. Barash
                                             -----------------------------------
                                          Name:  Anthony H. Barash
                                          Title: Sr. Vice President, Corporate
                                                 -------------------------------
                                                 Affairs and General Counsel
                                                 -------------------------------
                                          Date signed:        8/9/99
                                                       -------------------------








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